UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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GRAHAM CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GRAHAM CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 7, 2019

The 2019 annual meeting of stockholders of Graham Corporation will be held on Wednesday, August 7, 2019, at 11:00 a.m., Eastern Time, at our principal executive offices located at 20 Florence Avenue, Batavia, New York 14020, for the following purposes, which are more fully described in the accompanying proxy statement:

•	to elect as directors the two nominees named in the attached proxy statement;

•	to approve, on an advisory basis, the compensation of our named executive officers;

•	to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020; and

•	to transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

Our Board of Directors has fixed the close of business on June 12, 2019 as the record date for determining the stockholders who are entitled to receive notice of and to vote at the annual meeting as well as at any adjournment of the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

James R. Lines

President and Chief Executive Officer

Dated: June 27, 2019

If you own shares through a broker, we encourage you to follow the instructions provided by your broker regarding how to vote. Your broker may not vote your shares for director nominees or on the advisory vote on executive compensation, unless you provide your broker with voting instructions.

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GRAHAM CORPORATION

PROXY STATEMENT

We are providing this proxy statement to our stockholders in connection with the solicitation by our Board of Directors of proxies for use at the 2019 annual meeting of stockholders as well as for use at any adjournment of the annual meeting.

Date and Location of Annual Meeting

The annual meeting will be held on Wednesday, August 7, 2019, at 11:00 a.m., Eastern Time, at our principal executive offices located at 20 Florence Avenue, Batavia, New York 14020.

Record Date and Shares Outstanding

Each holder of shares of our common stock having a par value of $0.10 per share, which we refer to as common stock, at the close of business on June 12, 2019, the record date for the annual meeting, is entitled to notice of and to vote at the annual meeting. As of the record date, there were 9,880,798 shares of our common stock issued and outstanding.

Notice and Access of Proxy Materials

The Securities and Exchange Commission’s e-proxy rules allow companies to post their proxy materials on the Internet and provide only a Notice of Internet Availability of Proxy Materials to stockholders as an alternative to mailing full sets of proxy materials except upon request. Similar to last year, we elected to use this notice and access model. Unless you previously indicated your preference to receive paper copies of our proxy statement and annual report to security holders, you should have received a Notice of Internet Availability of Proxy Materials, which we refer to as a Notice of Internet Availability. The Notice of Internet Availability includes the information on how to access our proxy materials on the Internet, how to vote and how to request a paper or email copy of such proxy materials at no extra charge this year or on an ongoing basis.

Mail Date

On or about June 27, 2019, we mailed the Notice of Internet Availability and made the proxy materials available to our stockholders.

Votes

Each holder of our common stock on June 12, 2019 is entitled to one vote for each share of common stock held.

Procedures for Voting

Stockholder of Record: Shares Registered in Your Name. If on June 12, 2019, your shares of our common stock were registered directly in your name with our transfer agent, then you are a stockholder of record and your shares will be voted as you indicate. If you are a stockholder of record, there are four ways to vote:

•	By internet at www.proxyvote.com. We encourage you to vote this way.

•	By touch tone telephone: call toll-free at 1-800-690-6903.

•	By completing and mailing your proxy card.

•	By written ballot at the annual meeting. To vote in person, come to the annual meeting with photo identification and we will give you a ballot when you arrive.

Whether or not you plan to attend the meeting, we urge you to vote to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. If on June 12, 2019, your shares of our common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by that organization along with a voting instruction card. As a beneficial owner, you must vote your shares in the manner prescribed by your broker, bank or nominee (“broker”). Your broker has enclosed or otherwise provided a voting instruction card for you to use in directing the broker how to vote your shares. Your shares will be voted as you indicate. Check the voting instruction card used by that organization to see if it offers internet or telephone voting. You are also invited to attend the annual meeting. To vote in person at the annual meeting, you must present photo identification and a legal proxy from your broker. Contact your broker to request a voting instruction card or a legal proxy to vote in person at the annual meeting.

Recommendations of our Board; Voting in the Event No Specific Instructions are Given

Stockholder of Record. If you indicate when voting on the internet or by telephone that you wish to vote as recommended by our Board or you properly execute and date a proxy in time to be voted at the annual meeting without giving specific voting instructions, then the named proxies will vote your shares in the manner recommended by our Board of Directors (i.e. FOR each of the director nominees named in Proposal One and FOR Proposals Two and Three).

An executed proxy without voting instructions marked on it may also be voted by the named proxies for such other business as may properly come before the annual meeting or at any adjournment or postponement of the annual meeting.

Beneficial Owner. If you do not provide your broker with specific voting instructions, or if you do not obtain a legal proxy that gives you the right to vote the shares in person at the annual meeting, your shares will not be voted with respect to Proposal One and Proposal Two, which are non-routine proposals. Your broker has discretionary authority to vote your uninstructed shares with respect to Proposal Three, which is a routine proposal.

Our Board of Directors recommends a vote:

•	FOR each of the two nominees identified in this proxy statement for election as director;

•	FOR approval, on an advisory basis, of the compensation of our named executive officers; and

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020.

Quorum

A quorum is required for our stockholders to conduct business at the annual meeting. Pursuant to our amended and restated by-laws, the holders of record of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting will constitute a quorum.

Vote Required

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, in person or by proxy, at the annual meeting.

Proposal Number	Proposal Description	Vote Required
One	Election of the two director nominees identified in this proxy statement	Plurality of the shares present, in person or by proxy, and entitled to vote at the annual meeting
Two	Approval, on an advisory basis, of the compensation of our named executive officers	Majority of the shares present, in person or by proxy, and entitled to vote at the annual meeting
Three	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020	Majority of the shares present, in person or by proxy, and entitled to vote at the annual meeting

Our stockholders elect directors by a plurality vote, which means that the director nominees receiving the most votes will be elected. However, our Corporate Governance Guidelines provide that any nominee for director who receives a greater number of votes “withheld” from his or her election than “for” such election must tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to the Board of Directors the action to be taken with respect to such resignation.

The advisory vote to approve the compensation of our named executive officers is not binding upon our Board of Directors or the Compensation Committee. However, our Board of Directors and our Compensation Committee will consider the outcome of this vote when making future compensation decisions.

We are presenting the selection of Deloitte & Touche LLP to our stockholders for ratification. The Audit Committee of our Board of Directors will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

Effect of Not Casting Your Vote and Broker Non-Votes

If you hold your shares in street name, it is critical that you cast your vote if you want it to count with respect to Proposals One and Two. If you hold your shares in street name and do not indicate how you want your shares voted on these proposals, your bank or broker is not permitted to, and will not, vote your shares on your behalf. This result is known as a broker non-vote. Your bank or broker has discretionary authority to vote any non-instructed shares on Proposal Three.

We count shares subject to broker non-votes in determining the presence of a quorum and the number of shares entitled to vote on Proposal Two. Thus, broker non-votes will have no effect on Proposal One or Proposal Two.

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Abstentions

We count abstentions for the purpose of determining the presence of a quorum and the number of shares entitled to vote on a proposal. Abstentions have the same effect as a vote against Proposals Two and Three and will not affect the results of Proposal One.

Revocability of Proxies

Your attendance at the annual meeting will not automatically revoke your proxy. However, you can revoke your proxy at any time before it is voted at the annual meeting by:

•	voting again via the Internet or by telephone (only your latest Internet or telephone vote submitted prior to the annual meeting will be counted);

•	delivering a written notice of revocation to our Corporate Secretary;

•	delivering a duly executed proxy bearing a later date to our Corporate Secretary; or

•	attending the annual meeting, filing a written notice of revocation with our Corporate Secretary, and voting in person.

Notices of revocation and revised proxies should be sent to the attention of our Corporate Secretary at the following address: Graham Corporation, 20 Florence Avenue, Batavia, New York 14020.

Solicitation of Proxies

This proxy solicitation is made by our Board of Directors on our behalf, and we will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone or other means of communication. We will not compensate our directors, officers or employees for making proxy solicitations on our behalf. We will provide persons holding shares in their name or in the names of nominees, which in either case are beneficially owned by others, soliciting materials for delivery to those beneficial owners and will reimburse the record owners for their expenses in doing so.

Principal Executive Offices

Our principal executive offices are located at 20 Florence Avenue, Batavia, New York 14020. Our telephone number is 585-343-2216.

Annual Report to Stockholders and Annual Report on Form 10-K

Our annual report to stockholders on Form 10-K for our fiscal year ended March 31, 2019, which we refer to as fiscal year 2019, is available at http://www.graham-mfg.com/annual-meeting-proxy-materials. Our annual report on Form 10-K for fiscal year 2019 as filed with the Securities and Exchange Commission, is included in the fiscal year 2019 annual report. The fiscal year 2019 annual report includes our audited financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, a copy of our fiscal year 2019 annual report on Form 10-K by:

•	accessing our website at http://www.graham-mfg.com/annual-meeting-proxy-materials;

•	writing to us at: Graham Corporation, Attention: Annual Report Request, 20 Florence Avenue, Batavia, New York 14020; or

•	telephoning us at 585-343-2216.

You can also obtain a copy of our annual report on Form 10-K and all other reports and information that we file with, or furnish to, the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database located at www.sec.gov.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members. Our amended and restated by-laws provide for a classified Board of Directors consisting of three classes of directors, with each class serving a staggered three-year term. As a result, stockholders elect only a portion of our Board of Directors each year. The terms of two of our seven directors, James J. Malvaso and Jonathan W. Painter, will expire at the 2019 annual meeting.

The Nominating and Corporate Governance Committee of our Board of Directors has nominated James J. Malvaso and Jonathan W. Painter for re-election as directors. If elected, each of Messrs. Malvaso and Painter will hold office for a three-year term expiring in 2022 or until his successor is duly elected and qualified. Our Board of Directors does not contemplate that either of the nominees will be unable to serve as a director, but if that contingency should occur before the proxies are voted, the designated proxies reserve the right to vote for such substitute nominee(s) as they, in their discretion, determine. Our amended and restated by-laws do not permit re-election after a director reaches the age of 75.

Board Recommendation

Our Board of Directors unanimously recommends a vote FOR the election of each of Messrs. Malvaso and Painter as a director to serve for a three-year term expiring in 2022.

Nominees Proposed for Election as Directors at the 2019 Annual Meeting

James J. Malvaso

Age: 69

Director Since: 2003

After his retirement as President and Chief Executive Officer of Toyota Material Handling North America, a manufacturer and distributor of Toyota material handling equipment, and Managing Officer of Toyota Industries Corporation, positions he held from April 2010 until March 2012, Mr. Malvaso acted as a senior advisor to Toyota Material Handling Group until May 2013. Previously, and since 1997, Mr. Malvaso served as the Chairman, President and Chief Executive Officer of The Raymond Corporation, a subsidiary of Toyota and the North American market leader in electric warehouse trucks, located in Greene, New York. From 1993 to 1996, Mr. Malvaso served as Chief Operating Officer and Vice President-Operations of The Raymond Corporation. Mr. Malvaso is a former President of the Industrial Truck Association and a current member of its Industrial Truck Standards Development Board. Mr. Malvaso has also served as a Trustee of LeMoyne College.

Mr. Malvaso has proven business acumen, having successfully served as the chief executive officer of large, complex businesses with global operations. His experience with a major industrial equipment company is particularly helpful to our Board of Directors in understanding the challenges of global manufacturing, distribution and sales as it relates to the business and strategy of our Company.

Jonathan W. Painter

Age: 60

Director Since: 2014

Mr. Painter is the Chief Executive Officer and a Director of Kadant Inc. (NYSE: KAI), a leading global supplier of components and engineered systems used in process industries, including the pulp and paper industry, having served in such roles since January 2010. From September 2009 to March 2019, Mr. Painter served as President of Kadant. Prior to becoming President, Mr. Painter served as an Executive Vice President from 1997 to September 2009, with supervisory responsibility for Kadant’s stock-preparation and fiber-based products businesses from March 2007 to September 2009. He also served as the President of Kadant’s composites building products business from 2001 until its sale in 2005. Mr. Painter graduated Phi Beta Kapa with a B.A. in Political Science from Kenyon College and received a J.D. from Boston College Law School, where he was Editor in Chief of the International Law Review.

Mr. Painter brings valuable experience to the Board of Directors and management as a current President and Chief Executive Officer of a public company that, similar to us, is in the business of designing, manufacturing and marketing specialized, engineered equipment. The Board of Directors believes that Mr. Painter’s diverse experience in operations, finance, mergers and acquisitions and corporate strategy enables him to provide critical insight to the Board of Directors and management that will help us to achieve our strategic goals.

Directors Whose Terms Do Not Expire at the 2019 Annual Meeting

James J. Barber, Ph.D.

Age: 65

Director Since: 2011

Term Expires: 2020

Dr. Barber has been an independent consultant and the principal of Barber Advisors, LLC, a consulting business advising firms and non-profits in the areas of strategy, management, marketing, and operations, since September 2007. From January 2000 to May 2007, Dr. Barber was the President and Chief Executive Officer of Metabolix, Inc. (NASDAQ: MBLX), a bioscience company focused on plastics, chemicals and energy. He was responsible for transforming Metabolix from a research boutique into a leader in “clean tech” and industrial biotechnology.

Prior to joining Metabolix, Dr. Barber served as Global Business Director for the Organometallics and Catalysts business of Albemarle Corporation (NYSE: ALB), a specialty chemicals company. Prior to his tenure at Albemarle, Dr. Barber was Director of Business Development at Ethyl Corporation, a fuel additives and specialty chemicals company. He also previously served as President of Geltech, Inc., a precision molded micro optics company, and as Chief Operating Officer of Hyperion Catalysis International, a carbon nanofiber developer and producer.

Dr. Barber has served as the independent non-executive chairman of Itaconix plc (formerly Revolymer plc) (LON: ITX), a specialty chemicals company, since December 2018, and served as a non-executive director of Itaconix plc from September 2016 to November 2018. He has also served as a director of Agrivida, a private company, from first quarter 2011 through December 2014, of Allylix, a private company, from May 2012 through December 2014, of Segetis, Inc., a private company, from July 2012 through February 2016, of Itaconix, Inc., a private company, from June 2014 through June 2016, and of Nanocomp Technologies, Inc., a private company, from February 2014 through February 2018. From February 2008 through November 2010, Dr. Barber was a director and on the Finance Committee of Bluewater Holdings Corp., a provider of sewage and water-treatment services, which filed for Chapter 11 bankruptcy protection in October 2010.

Dr. Barber was awarded the American Chemical Society’s Henry F. Whalen, Jr. award for Business Development in September 2003. He received his B.S. in Chemistry from Rensselaer Polytechnic Institute and a Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology.

Dr. Barber brings to our Board of Directors substantial executive level leadership experience and a deep understanding of product and business development in highly technical industries and alternative energy markets. Dr. Barber also has significant experience in structuring both joint venture and acquisition transactions.

Gerard T. Mazurkiewicz

Age: 72

Director Since: 2007

Term Expires: 2020

Mr. Mazurkiewicz has been a Tax Partner with Dopkins & Company, LLP, a regional accounting firm located in Buffalo, New York, since 2004. Prior to his tenure at Dopkins & Company, Mr. Mazurkiewicz spent more than 32 years with KPMG, LLP, and was the Partner in Charge of KPMG’s upstate New York/Albany tax practice prior to his retirement in 2002.

Mr. Mazurkiewicz also serves as a director of Trebor, Inc., a distributor of tissue, pulp, paper and container board and as a director of Robert James Sales, Inc., a distributor of stainless steel pipe, valves, and fittings.

Mr. Mazurkiewicz previously served as a director of Great Lakes Bancorp, Inc. until its merger with First Niagara Bank in 2008.

Mr. Mazurkiewicz received his B.S. in Business Administration from the State University of New York at Buffalo School of Management. He is a member of the American Institute of Certified Public Accountants and the Buffalo Chapter of the New York State Society of Certified Public Accountants. Mr. Mazurkiewicz has served on numerous not-for-profit boards and foundations, including the Women’s and Children’s Hospital of Buffalo Foundation, the Kaleida Health Foundation, the University of Buffalo Foundation and the Community Foundation for Greater Buffalo. Currently, he serves as a Trustee for the Ralph C. Wilson Jr. Foundation.

Mr. Mazurkiewicz is well qualified to serve as a member of our Board of Directors. He is our Board of Director’s “audit committee financial expert” under applicable Securities and Exchange Commission rules. Mr. Mazurkiewicz’s significant accounting and financial background, as well as his substantial leadership experience, position him well to understand and provide value related to finance, management, operations and risk.

Alan Fortier

Age: 62

Director Since: 2008

Term Expires: 2021

Mr. Fortier has served as President of Fortier & Associates, Inc., a strategy and profit improvement consulting firm located in Fort Lee, New Jersey focused on petrochemicals and capital goods companies, since 1988. He has also been a Strategic Advisory Board member for Genstar Capital, a middle market private equity group, since January 2019. In addition, between 2007 and 2016, Mr. Fortier was a guest lecturer at Columbia Business School’s MBA and Executive Education programs. Mr. Fortier received his B.S. in Chemical Engineering, summa cum laude, from Cooper Union and his MBA from Harvard Graduate School of Business.

Mr. Fortier brings to our Board of Directors more than 35 years of global industrial experience as a strategy and execution consultant, educator and manager, having helped create value for hundreds of businesses while exceeding aggressive profit targets. Our Board of Directors and management team benefits from his extensive background in our served markets, including energy, petrochemicals, chemicals and large engineering firms, as well as his extensive experience advising boards and senior executives of global capital goods businesses on business strategy, mergers and acquisitions, global growth, pricing, organizational development and management control.

James R. Lines

Age: 58

Director Since: 2006

Term Expires: 2021

Mr. Lines became our President and Chief Executive Officer in January 2008. Previously, Mr. Lines served as our President and Chief Operating Officer since June 2006. Mr. Lines has served us in various capacities since 1984, including Vice President and General Manager, Vice President of Engineering, and Vice President of Sales and Marketing. Prior to joining our management team, he served us as an application engineer and sales engineer as well as a product supervisor. Mr. Lines holds a B.S. in Aerospace Engineering from the State University of New York at Buffalo. Mr. Lines also has served as an independent director of Superior Drilling Products (NYSE American: SDPI) since December 2016, where he chairs the audit committee and is a member of the nominating and compensation committees.

As our President and Chief Executive Officer, and as a result of his day-to-day leadership of the business, Mr. Lines provides our Board of Directors with valuable insight regarding the operations of our Company and our management team and he performs a critical role in board discussions regarding strategic planning and development. Our Board of Directors also benefits from his historical knowledge of our Company and his broad and in-depth understanding of our markets and customers. Mr. Lines has served our Company in various executive capacities for more than 20 years, and has more than 30 years of experience interacting with our customers, engineering contractors, competitors and similar companies serving the energy markets.

Lisa M. Schnorr

Age: 53

Director Since: 2014

Term Expires: 2021

Ms. Schnorr assumed the role of Senior Vice President and Chief Financial Officer for Constellation Brands, Inc.’s Wine and Spirits Division (NYSE: STZ), a leading premium wine company and beer importer, in January 2018. Ms. Schnorr is responsible for all financial activities pertaining to Constellation Brands’ Wine and Spirits business, including sales, production, accounting and all reporting functions. Ms. Schnorr also serves as a member of the Wine and Spirits leadership team. Ms. Schnorr joined Constellation Brands in May 2004 as Director, Investor Relations. In March 2005, Ms. Schnorr was named Vice President, Investor Relations, and has held a number of leadership positions within Finance and Human Resources, including Chief Financial Officer of Constellation Wines Australia, a former wine division of Constellation Brands, from January 2009 to December 2009, Vice President, JV Business Development from January 2010 to April 2011, Vice President, Compensation & HRIS from May 2011 to January 2014, Senior Vice President, Total Rewards from January 2014 to July 2015, and most recently served as Corporate Controller from July 2015 to January 2018.

Prior to joining Constellation Brands, Ms. Schnorr held a number of roles with increasing responsibility in investor relations, corporate accounting and financial planning at Choice One Communications, Inc., Bausch & Lomb Incorporated, and Price Waterhouse, a predecessor to PricewaterhouseCoopers LLP. Ms. Schnorr received her B.S. in Accounting from the State University of New York at Oswego. Ms. Schnorr currently serves on the Board of Directors of the Oswego Alumni Association.

With her background in human resources, investor relations and finance with large public companies, Ms. Schnorr offers a global business and organizational perspective to our Board of Directors. The Board of Directors believes that Ms. Schnorr’s background and expertise enables her to guide us through a continued period of organic and acquisition-related growth and allows her to provide insight and leadership to our Compensation Committee.

CORPORATE GOVERNANCE

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. We describe the function, composition, and number of meetings of each of these committees held during fiscal year 2019 below.

Director Independence

Our Corporate Governance Guidelines provide that the New York Stock Exchange’s, which we refer to as the NYSE, independence standards shall govern the independence determinations for the members of our Board of Directors. Our Board of Directors has affirmatively determined that each of directors Barber, Fortier, Malvaso, Mazurkiewicz, Painter and Schnorr is independent and has no material relationship with us as required by the independence standards of the NYSE.

Board Leadership Structure

Mr. Malvaso, a non-executive independent director, serves as Chairman of our Board of Directors. Our Board of Directors believes that its leadership structure, with a non-executive chairman position separate from our President and Chief Executive Officer, provides appropriate, independent oversight of management. As Chairman of our Board of Directors, Mr. Malvaso presides at all meetings of our Board of Directors and stockholders; presides during regularly held sessions with only the independent directors; encourages and facilitates active participation of all directors; develops the calendar of and agendas for board meetings in consultation with our Chief Executive Officer and other members of our Board of Directors; determines, in consultation with our Chief Executive Officer, the information that should be provided to our Board of Directors in advance of meetings; and performs any other duties requested by our Board of Directors from time to time.

Committees and Meetings of the Board of Directors; Meeting Attendance

The duties and responsibilities of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are set forth in their respective charters and are described below. The current charter of each board committee is available on our website at www.graham-mfg.com under the heading “Investor Relations” and the subheading “Corporate Governance.” The information contained on our website is not a part of this proxy statement.

The following table lists the committees of our Board of Directors, the chairpersons of each committee, the directors who currently serve on them and the number of committee meetings held in fiscal year 2019.

Committee Membership
Name	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

James J. Barber, Ph.D.	Yes	☑		☑

Alan Fortier	Yes		☑	Chairperson

James J. Malvaso	Yes	☑	☑	☑

Gerard T. Mazurkiewicz	Yes	Chairperson		☑

Jonathan W. Painter	Yes	☑	☑

Lisa M. Schnorr	Yes	☑	Chairperson

Meetings in fiscal year 2019:		5	2	2

During fiscal year 2019, our Board of Directors held a total of 5 meetings. Each director attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors, and (2) the total number of meetings of all committees of our Board of Directors on which he or she served.

Our policy requires that each director attend our annual meeting of stockholders or provide the Chairman of our Board of Directors with advance notice of the reason for not attending. All of our directors attended our 2018 annual meeting of stockholders.

The non-management directors meet without members of management present during regularly scheduled executive sessions and at such other times as they deem necessary or appropriate. The Chairman of our Board of Directors presides over these executive sessions.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Our Board of Directors has affirmatively determined that each member of the Audit Committee satisfies the independence standards of the NYSE applicable to audit committee members and applicable Securities and Exchange Commission rules. Our Board of Directors has also determined that Mr. Mazurkiewicz qualifies as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules based on his professional work experience as described in his biography under “Proposal One: Election of Directors.”

The Audit Committee reviews with Deloitte & Touche LLP, our independent registered public accounting firm, our financial statements and internal control over financial reporting, Deloitte & Touche LLP’s auditing procedures and fees, and the possible effects of professional services upon the independence of Deloitte & Touche LLP.

The Audit Committee works closely with our Board of Directors, our executive management team, and our independent registered public accounting firm to assist our Board of Directors in overseeing our accounting and financial reporting processes and financial statement audits. In furtherance of these responsibilities, the Audit Committee assists our Board of Directors in its oversight of:

•	the integrity of our financial statements and internal controls;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm;

•	the performance of our independent registered public accounting firm;

•	the planning for and performance of our internal audit function; and

•	risk management (including risk management relating to cybersecurity).

In addition, the Audit Committee’s responsibilities include reviewing and overseeing any transactions between us and any related person as defined by the Securities and Exchange Commission’s rules and discussing our guidelines and policies with respect to risk assessment and risk management. The Audit Committee is also responsible for preparing the Audit Committee’s report that the Securities and Exchange Commission’s rules require to be included in our annual proxy statement, and performing such other tasks that are consistent with the Audit Committee’s charter. The Audit Committee’s report appears under the heading “Report of the Audit Committee.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee evaluates, interviews and nominates candidates for election to our Board of Directors and is responsible for oversight of our corporate governance practices.

When identifying director nominees, the Nominating and Corporate Governance Committee solicits suggestions from incumbent directors, management and stockholders. In identifying and evaluating nominees, the Nominating and Corporate Governance Committee seeks candidates possessing the highest standards of personal and professional ethics and integrity; practical wisdom, independent thinking, maturity and the ability to exercise sound business judgment; skills, experience and demonstrated abilities that help meet the current needs of our Board of Directors; and a firm commitment to the interests of our stockholders. Although the Nominating and Corporate Governance Committee does not maintain a specific written diversity policy, it recognizes the value of diversity and seeks diverse candidates when possible and appropriate and considers diversity in its review of candidates. The

Nominating and Corporate Governance Committee believes that diversity includes not only gender and ethnicity, but the various perspectives that come from having differing geographic and cultural backgrounds, viewpoints and life experiences.

In addition, the Nominating and Corporate Governance Committee takes into consideration such other factors as it deems appropriate. These factors may include knowledge of our industry and markets, experience with businesses and other organizations of comparable size, the interplay of the nominee’s experience with the experience of other members of our Board of Directors, and the extent to which the candidate would be a desirable addition to our Board of Directors and any of its committees. The Nominating and Corporate Governance Committee may consider, among other factors, experience or expertise in our industry, global business, science and technology, competitive positioning, corporate governance, risk management, finance or economics, and public affairs.

Stockholders entitled to vote in the election of directors at any annual meeting may recommend candidates for consideration by the Nominating and Corporate Governance Committee as potential nominees by submitting written recommendations to the attention of our Corporate Secretary at the following address: Graham Corporation, 20 Florence Avenue, Batavia, New York 14020. Stockholder recommendations must contain: (1) each candidate’s name, age, business and residence addresses; (2) the candidate’s principal occupation or employment; (3) each candidate’s written consent to serve as a director, if elected; (4) whether each candidate would be an independent director if elected, and the basis therefore, under the New York Stock Exchange listing standards; (5) a description of the candidate’s qualifications to be a director; and (6) such other information regarding each candidate as would be required to be included in the proxy statement pursuant to the Securities and Exchange Commission’s rules. Any stockholder submitting a recommendation must provide his or her own name and address as they appear on our books and records, as well as the class and number of our shares owned of record and the dates he or she acquired such shares. In addition, any stockholder submitting a recommendation must provide (1) a description of all arrangements or understandings between the shareholder and each candidate and any other person pursuant to which the nominations were made; (2) the identification of any person retained by the shareholder or by any candidate, or any person acting on his or her behalf to make solicitations for the purpose of electing such candidate and a brief description of the terms of such arrangement; (3) a description of any arrangement, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the Company’s share price, or increase or decrease the voting power of the shareholder or beneficial owner with respect to the Company’s shares, and the shareholder’s agreement to notify the Company in writing within five business days after the record date for such meeting of any such arrangement in effect as of the record date for the meeting; and (4) any such information regarding the shareholder as would be required to be included in a proxy statement or provided to the Company pursuant to the Securities and Exchange Commission’s rules. The Nominating and Corporate Governance Committee will evaluate director candidates proposed by stockholders using the same criteria, and in the same manner, as described above for other potential nominees.

Compensation Committee

The Compensation Committee annually reviews and approves the goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance and either as a committee or with the other independent directors of the board, determines and approves the Chief Executive Officer’s compensation levels. The Compensation Committee also annually reviews and approves salaries, incentive cash awards and other forms of compensation paid to our other executive officers, approves recipients of equity-based awards and establishes the number of shares and other terms applicable to such awards. The Compensation Committee also construes the provisions of and generally administers the Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value, which we refer to as the Incentive Plan. The Compensation Committee operates pursuant to its charter and may delegate its authority or responsibility to one or more subcommittees.

The Compensation Committee also reviews and makes recommendations regarding the compensation paid to our Board of Directors, including fees paid for meeting attendance and equity-based awards. More information about the compensation of our directors is set forth under the heading “Director Compensation.”

The Compensation Committee annually conducts a performance evaluation of its operation and function and recommends any proposed changes to our Board of Directors for approval.

In addition, the Compensation Committee is responsible for reviewing and discussing with management the Compensation Discussion and Analysis that the Securities and Exchange Commission’s rules require to be included in our annual proxy statement, preparing the Compensation Committee’s report that the Securities and Exchange Commission’s rules require to be included in our annual proxy statement, and performing such other tasks that are consistent with its charter. The Compensation Committee’s report appears under the heading “Compensation Committee Report.”

The Compensation Committee recognizes the importance of using an independent consultant that provides services solely to the Committee and not to management or to our company. The Compensation Committee engaged an independent compensation consultant in fiscal year 2019. For more information on the role of the Compensation Committee in determining executive compensation, including its use of an independent consultant, see Compensation Discussion and Analysis under the heading “Executive Compensation.”

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during fiscal year 2019 were directors Schnorr (Chairperson), Fortier, Malvaso and Painter.

During fiscal year 2019, no member of our Compensation Committee: (1) was an officer or employee of ours or any of our subsidiaries; (2) was formerly an officer of ours or any of our subsidiaries; or (3) had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission rules. In addition, no executive officer served: (1) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) as a director of another entity, one of whose executive officers served on our Compensation Committee; or (3) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board of Directors.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to promote the effective functioning of the Board of Directors in its governance of our business and corporate operations. The Corporate Governance Guidelines are available on our website at www.graham-mfg.com under the heading “Investor Relations” and the subheading “Corporate Governance.”

The Board of Director’s Role in Risk Oversight

Our Board of Directors oversees our risk profile and management’s processes for managing risk, primarily through the board’s committees. Our Audit Committee focuses on financial risks, including those that could arise from our accounting and financial reporting processes. Additionally, our Audit Committee monitors and directs the formal risk management projects implemented by management. Our Nominating and Corporate Governance Committee focuses on the management of risks associated with board organization, membership and structure, corporate governance, and the recruitment and retention of talented board members. Our Compensation Committee focuses on the management of risks that could arise from our compensation policies and programs and, in particular, our executive compensation programs and policies.

As part of its risk oversight responsibilities, our Board of Directors and its committees review the policies and processes that senior management uses to manage our risk exposure. In doing so, our Board of Directors and its committees review our overall risk function and senior management’s establishment of appropriate systems and processes for managing areas of material risk to our Company, including, but not limited to, operational, financial, legal, regulatory, strategic and information technology risks (including with respect to cybersecurity).

Communications from Stockholders and other Interested Parties

Stockholders and other interested parties who wish to contact the Board of Directors or an individual director, including the independent Chairman of our Board of Directors or independent directors as a group, should send their communications to the attention of the Corporate Secretary, Graham Corporation, 20 Florence Avenue, Batavia, New York 14020. The Corporate Secretary will forward all such communications as directed.

EXECUTIVE OFFICERS

As of March 31, 2019, we were served by the following executive officers, each of whom was appointed by our Board of Directors:

James R. Lines, age 58, became our President and Chief Executive Officer in January 2008. Further information about Mr. Lines is set forth under “Proposal One: Election of Directors.”

Jeffrey F. Glajch, age 56, became our Vice President—Finance & Administration, and Chief Financial Officer in March 2009. Mr. Glajch also serves as our Corporate Secretary. From October 2006 until February 2009, he served as the Chief Financial Officer of Nukote International, a privately held global re-manufacturer of printing and imaging products. Previously, and between June 2000 and May 2006, Mr. Glajch was the Chief Financial Officer of Fisher Scientific Canada, a global healthcare and laboratory equipment company. Mr. Glajch has also previously worked at Walt Disney World Company, Great Lakes Chemical Corporation and Air Products and Chemicals, Inc.

Alan E. Smith, age 52, became our Vice President and General Manager—Batavia in July 2015. Mr. Smith served as our Vice President of Operations from July 2007 until July 2015. Previously, from 2005 until July 2007, Mr. Smith served as Director of Operations for Lydall, Inc., a designer and manufacturer of specialty engineering products. Prior to that, he had been employed by us for fourteen years, progressing from Project Engineer to Engineering Manager.

Jennifer R. Condame, age 54, became our Chief Accounting Officer in July 2008. She also serves as our Controller, a position she has held since 1994. Previously, and from 1992 to 1994, she was our Manager of Accounting and Financial Reporting. Prior to joining us in 1992, Ms. Condame was employed as an Audit Manager by Price Waterhouse, a predecessor to PricewaterhouseCoopers LLP.

John N. Rice, age 59, became our Vice President of Sales in February 2018 and became an executive officer in May 2018. Previously, from 2014 until February 2018, Mr. Rice served as Director of Global Sales—Controls at Dresser-Rand Company, a global supplier of rotating equipment solutions, where he was responsible for controls and automation sales, business development, strategic channel partnerships, product planning and strategy support. Prior to that, he served as Vice President of Sales and Marketing at Compressor Controls Corporation from 2011 to 2013, a supplier of turbomachinery control solutions. In this position, Mr. Rice was responsible for consultative solutions selling for the premier rotating machinery control and protection systems brand.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis, which we refer to as the CD&A, provides information about the compensation programs for our executive officers named in the fiscal year 2019 Summary Compensation Table and referred to in this CD&A and in the subsequent tables as our named executive officers. These named executive officers are:

•	James R. Lines, our President and Chief Executive Officer;

•	Jeffrey F. Glajch, our Vice President - Finance & Administration, Chief Financial Officer and Corporate Secretary;

•	Alan E. Smith, our Vice President and General Manager - Batavia;

•	Jennifer R. Condame, our Controller and Chief Accounting Officer; and

•	John N. Rice, our Vice President of Sales.

This CD&A includes the philosophy and objectives of the Compensation Committee of our Board of Directors, descriptions of each of the elements of our executive compensation programs and the basis for the compensation decisions we made during fiscal year 2019.

Executive Summary

Fiscal Year 2019 Results

The Compensation Committee’s philosophy focuses on aligning the interests of our named executive officers with those of our stockholders by rewarding performance that enhances the objective of increasing both current and long-term stockholder value. Our executive compensation programs are designed to provide a strong link between the amounts earned by our named executive officers and Company and individual performance.

During fiscal year 2019, our named executive officers continued to implement our strategic plan to diversify, increase productivity, improve processes and grow our market share in our existing businesses.

We believe we are in the early stage of the recovery of our core markets. Our financial results for fiscal year 2019 reflect the impact of this recovery:

•	Net sales for fiscal year 2019 were $91.8 million, up 18% compared with $77.5 million in fiscal year 2018; and

•

Net loss for fiscal year 2019 was $0.3 million, or $0.03 per diluted share, compared to a net loss for fiscal year 2018 of $9.8 million, or a loss of $1.01 per diluted share. Excluding the impairment and other charges related to our commercial nuclear power business in each of fiscal year 2019 and fiscal year 2018, as well as restructuring charges and the impact of the U.S. Tax Cuts and Jobs Act tax reform legislation passed in December 2017, net income for fiscal year 2019 and fiscal year 2018 was $5.0 million and $1.8 million, respectively, or $0.51 and $0.18 per diluted share, respectively.

The Compensation Committee believes that in fiscal year 2019 our named executive officers performed well in furtherance of our strategic plan, and that they have positioned us for growth. During fiscal year 2019:

•	New orders of $101.2 million decreased 10% from new orders in fiscal year 2018 of $112.2 million;

•	Cash and cash equivalents and short-term investments at March 31, 2019 were $77.8 million compared with $76.5 million as of March 31, 2018;

•	We continued to expand our engineering execution capacity and reduce engineering lead time; and

•	We ended the fiscal year with a solid balance sheet that was free of bank debt, providing us substantial financial flexibility.

In line with our pay-for-performance philosophy, in fiscal year 2019, our named executive officers realized the following compensation based on our fiscal year 2019 financial performance and their individual performance:

•

As described more fully under the heading “Annual Cash Incentive Compensation” in this CD&A, for fiscal year 2019 the Compensation Committee set challenging targets for two key financial metrics: net income and bookings. Our performance met the threshold level for the net income metric and the target level for the bookings metric. These levels of Company performance, as well as our named executive officers’ achievement against their individual goals, resulted in the payment of annual cash incentive compensation below target levels. We report the annual cash incentive compensation earned by each of the named executive officers during fiscal year 2019 in the “Non-Equity Incentive Plan Compensation” column of the Fiscal Year 2019 Summary Compensation Table.

•

The performance-vested restricted stock granted to our named executive officers in fiscal year 2017 vested at 43% of target levels, based on Company results above threshold levels for the total shareholder return and below threshold levels for EBITDA margin[1] metrics. These shares previously were shown at the target level in the “All Other Stock Awards” column of the Fiscal Year 2017 Grants of Plan-Based Awards table in our proxy statement for the 2017 annual meeting. Mr. Rice did not receive performance-vested restricted stock because he joined the Company in 2018.

	Number of Shares of Performance-Vested Restricted Stock
Named Executive Officer	Target Grant 2017	Realized in 2019

James R. Lines	10,581	4,497

Jeffrey F. Glajch	4,745	2,017

Alan E. Smith	4,234	1,799

Jennifer R. Condame	2,053	873

Our “Pay for Performance” Philosophy

Our executive compensation programs contain key components and features that reinforce our “pay for performance” philosophy. For example:

•

A significant portion of our named executive officer’s compensation is “at-risk,” and depends on either meeting performance-based criteria or continuing in service to the Company. Both our short-term and long-term incentive compensation programs use goals that tie to our performance in key financial metrics. We pay 50% of our long-term incentive compensation in shares of performance-vested restricted stock. The shares of performance-vested restricted stock cliff vest on the third anniversary of the date of grant only upon the achievement of predetermined performance metrics. Our named executive officers receive the other 50% of long-term incentive compensation in restricted stock that time vests in equal installments of 33 1/3% on each anniversary of the date of grant, subject to the executive officer’s continued service at each such date.

•

We require all of our named executive officers to hold substantial amounts of our stock. We believe that our robust stock ownership guidelines drive an ownership culture, and enhance the connection between our management and our stockholders.

•	We do not reimburse or “gross-up” our named executive officers for any of the taxes associated with any of the compensation and benefits we provide to them.

•

We maintain “double-triggered” provisions in our agreements with our named executive officers under which payment is triggered only by certain terminations of employment subsequent to a change in control of our Company.

•	The Compensation Committee incorporates tally sheets as an analytical tool as part of its annual executive compensation review to help ensure that compensation is consistent with performance goals.

•	We provide limited perquisites and personal benefits beyond those provided to all other employees.

•	We have a policy prohibiting executive officers and directors from engaging in any hedging or monetization transactions involving our securities.

•

Our insider trading policy requires executive officers and directors to obtain the prior approval of our legal counsel prior to pledging our stock. As of the record date, none of our executive officers or directors had outstanding pledges of our stock.

[1]

EBITDA Margin is a financial measure not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). For a reconciliation of EBITDA Margin to the most directly comparable GAAP measure, see Appendix A to this proxy statement.

Principles and Objectives

In establishing executive compensation, the guiding principles and objectives of the Compensation Committee are as follows:

•

to provide market competitive compensation that includes an appropriate balance of fixed and incentive elements which allows us to both attract and retain executive personnel best suited by training, ability, and other relevant criteria for our management requirements;

•	to align our incentive compensation programs with superior business performance in order to maximize shareholder value; and

•	to avoid compensation incentives that create undue financial or business risk for our Company.

The Compensation Committee reviews the market median and also considers measures of Company and industry performance when determining named executive officer compensation, including revenue, net income, earnings per share, EBITDA margin, total market value, average working capital, performance relative to the market and total stockholder return. As described further below under the heading “Use of Peer Group Compensation Data and Tally Sheets,” from time to time, the Compensation Committee reviews data on the executive compensation programs of other comparably-sized companies both within our industry and in our geographic region as part of the process of establishing and maintaining our executive compensation programs.

We designed our executive compensation programs to reward our named executive officers for Company and individual performance that maximizes stockholder value. We describe the Company and individual performance measures that the Compensation Committee takes into account in determining cash and equity-based incentive awards for our named executive officers below under the headings “Annual Cash Incentive Compensation” and “Long-Term Equity Incentive Compensation,” respectively.

How We Make Compensation Decisions

Role of the Compensation Committee

The Compensation Committee designs and implements compensation programs that further the intent and purpose of our fundamental compensation philosophy, principles and objectives. The Compensation Committee is responsible for setting appropriate compensation levels for our named executive officers, and determines base salary, as well as cash and equity-based incentive awards for each of our named executive officers. We provide additional information about the Compensation Committee under the heading “Corporate Governance.”

Role of Named Executive Officers in Compensation Decisions

Within the framework of the executive compensation programs approved by the Compensation Committee and based on management’s review of market competitive positions, our Chief Executive Officer annually reviews the performance of our other named executive officers and presents such performance information to the Compensation Committee. In addition, our Chief Executive Officer makes recommendations to the Compensation Committee with respect to the salary, cash incentive and equity-based incentive compensation paid to our other named executive officers. The Compensation Committee considers such performance information in determining each element of compensation for the other named executive officers. The Compensation Committee uses its discretion to determine whether to accept, reject or modify any adjustments to awards that may be recommended by our Chief Executive Officer. The Compensation Committee annually reviews the performance of our Chief Executive Officer. Our Chief Executive Officer does not play any role with respect to any matter affecting his own compensation.

On an annual basis, our Chief Executive Officer also approves and recommends to the Compensation Committee the individual objectives for our other named executive officers under the Stock Bonus Plan and Cash Bonus Program. The Chairperson of our Compensation Committee, in consultation with the Chairman of our Board of Directors, approves individual objectives for our Chief Executive Officer.

Use of Outside Consultants by the Compensation Committee

The Compensation Committee believes that it benefits from external advice and assistance to help meet its objectives and fulfill its responsibilities. The Compensation Committee periodically engages outside consultants to educate and inform Committee members with regard to compensation matters, including the advantages and disadvantages of existing and proposed compensation programs, and keeps the Compensation Committee abreast of current and emerging compensation trends both within our industry and for companies of similar size and stature. These consultants also may advise the Compensation Committee with respect to various compensation alternatives, provide the Committee with relevant market compensation data and assist the Committee in analyzing such data when making compensation decisions.

The Compensation Committee typically engages a compensation consultant every few years. During fiscal year 2019, the Compensation Committee engaged Frederic W. Cook & Co., Inc. to assist the Compensation Committee in updating our peer group and analyzing the competitiveness of the target compensation levels for our named executive officers. We will discuss the decisions we made based on this analysis in our proxy statement for the 2020 annual meeting of stockholders.

Use of Peer Group Compensation Data and Tally Sheets

Peer Group Compensation Data. When making compensation decisions, the Compensation Committee may consider executive compensation programs and individual elements of compensation paid to other named executive officers at a group of comparably-sized companies both within our industry and in our geographic region or which we otherwise consider to be our peers. When selecting our peer group shown below, the Compensation Committee considered the companies’ revenue, market capitalization, number of employees and industry classification.

Allied Motion Technologies Inc.	CUI Global, Inc.	Maxwell Technologies, Inc.
Ampco-Pittsburgh Corporation	DMC Global, Inc.	Natural Gas Services Group, Inc.
Aspen Aerogels, Inc.	The Gorman-Rupp Company	Omega Flex, Inc.
Badger Meter, Inc.	Helios Technologies	The Eastern Co.
CECO Environmental Corp.	Hurco Companies, Inc.

The Compensation Committee may use peer group compensation data to provide an informational perspective on our compensation practices, levels of base salary and the design of annual cash and long-term equity incentive compensation programs and the overall competitiveness of our compensation program.

During fiscal year 2019, the Compensation Committee reviewed a competitive analysis provided by its compensation consultant, Frederic W. Cook & Co., Inc. to inform pay decisions with respect to future fiscal years. This competitive analysis compared our named executive officers’ total target compensation, including base salary, target annual cash incentive and target long-term incentives to the same compensation elements paid to named executive officers in comparable positions with our peer group companies listed above. Our compensation consultant’s analysis demonstrated that, on average, our named executive officers’ fiscal year 2019 total target direct compensation was positioned at the 25th percentile for named executive officers in our peer group. We will discuss the compensation decisions that our Compensation Committee made with respect to future fiscal years based on this competitive analysis in greater detail in our proxy statement for the 2020 annual meeting of stockholders.

Tally Sheets. The Compensation Committee analyzes tally sheets prepared for each named executive officer as part of its responsibilities for our executive compensation programs. Tally sheets present the dollar amount of each component of compensation for each named executive officer. The purpose of tally sheets is to bring together, in summary form, all of the elements of total direct compensation for our named executive officers, so that the Compensation Committee may analyze both the individual elements of compensation (including the weighting of each element as compared to each other element) and the aggregate amount of total direct compensation. During fiscal year 2019, the Compensation Committee regularly used tally sheets to assist in its review of the compensation of our named executive officers. No compensation changes were made with respect to fiscal year 2019 compensation based on those reviews.

Executive Compensation Components

As discussed in greater detail below, our compensation philosophy focuses on aligning the total direct compensation of our named executive officers with the interests of our stockholders by rewarding performance that enhances the objective of increasing both current and long-term stockholder value. We use the term “total direct compensation” to refer to the sum of base salary, annual incentive compensation and long-term incentive compensation.

Total Direct Compensation	=	Base Salary	+	Annual Incentive Compensation	+	Long-Term Incentive Compensation

The components of total direct compensation granted during fiscal year 2019 were:

Compensation Element	Form of Compensation	Purpose	Performance Criteria

Base Salary	Cash	Provide compensation that is not “at-risk” to compensate our named executive officers for services rendered during the fiscal year	Not performance based

Annual Incentive Compensation	Cash	Motivate our named executive officers to attain vital short-term Company and individual objectives	Net income, bookings and individual officer goals linked to achievement of Company strategic objectives

Long-term Incentive Compensation	Performance-Vested Restricted Stock	Incent our named executive officers to focus on Company growth, align their compensation with our business strategy and create value for our stockholders	Equal weighting of our EBITDA margin[1] achieved for fiscal year 2021 as compared to the Baird Industrial Company Composite for calendar year 2020, and our achievement over a three year period of Total Shareholder Return compared to the Russell 2000 Capital Goods and Energy Composite Ranking (using a 20 day price average at the start and end of the three year period commencing April 1, 2018 and ending March 31, 2021)

	Time-Vested Restricted Stock	Encourage retention of our named executive officers over a three-year period	Not performance based

The Compensation Committee seeks to align our annual and long-term compensation elements to our strategic plan. We strive to strike a balance between establishing incentives that motivate our named executive officers to achieve meaningful results, while ensuring that we sufficiently recognize our named executive officers for achieving results that are within their control. The Compensation Committee believes that the diversity of the selected forms of compensation and the applicable performance metrics help to manage the pay for performance challenges presented by the cyclicality of our business while creating the proper focus among our named executive officers to facilitate our growth.

We establish each element comprising target total direct compensation for the named executive officers annually. We do not have a specific policy for the allocation of compensation between short-term and long-term compensation or cash and equity compensation, as the allocation of these items is primarily driven by market compensation information and Company performance and goals.

[1]	EBITDA margin is a non-GAAP financial measure. For a reconciliation of EBITDA margin to the most directly comparable GAAP measure, see Appendix A to this proxy statement.

We generally do not consider gains realized from prior compensation, such as stock option exercises and restricted stock vesting, in setting other elements of compensation. We believe that reducing or limiting restricted stock awards because of prior gains realized by a named executive officer would unfairly penalize the officer for outstanding past performance and reduce the motivation for continued outstanding achievement. Similarly, our severance and change-in-control arrangements, which we discuss in detail under the heading “Potential Payments upon Termination or Change in Control,” do not affect our decisions regarding other elements of compensation. Those arrangements serve specific purposes that are unrelated to the determination of a named executive officer’s compensation for a specific year.

In support of our “pay for performance” philosophy, our executive compensation is heavily weighted toward incentive (variable) compensation, and the proportion of variable, or “at risk,” compensation increases as the level of responsibility increases. As shown below, in fiscal year 2019, we provide 60% of our Chief Executive Officer’s target compensation through annual and long-term incentive compensation, and, on average, we provide 48% of our other named executive officers’ target compensation through annual and long-term incentive compensation.

Fiscal Year 2019 Total Target Compensation*

*

The fair market value of service and performance based restricted stock is based upon the closing price at the date of grant and the fair market value of market-based performance restricted stock is based upon a Monte Carlo valuation model.

We also provide compensation and benefits to our named executive officers through the following programs:

Compensation Element	Form of Compensation	Purpose

Health and welfare plans	Eligibility to receive health and other welfare benefits paid for by the Company, including life insurance, short- and long-term disability insurance and a comprehensive medical and dental plan	Provide a competitive employee benefits program

Retirement benefits	Named executive officers hired prior to January 1, 2003 (Mr. Lines, Mr. Smith and Ms. Condame) participate in a qualified defined benefit pension plan, a qualified defined contribution plan and a non-qualified supplemental retirement plan. Named executive officers hired on or after January 1, 2003 (Messrs. Glajch and Rice) participate only in the qualified defined contribution plan and receive an additional Company contribution under such plan in lieu of their participation in the defined benefit pension plan	Provide an incentive for long-term retention of our named executive officers

Limited perquisites and other personal benefits	A $5,000 allowance for our Chief Executive Officer ($2,500 for our other named executive officers) to purchase term life insurance and an additional amount necessary to purchase a personal umbrella insurance policy	Provide a competitive compensation package, facilitate strong, focused performance and better enable us to attract and retain superior employees for key positions

Stockholder Advisory Vote on Executive Compensation

At our 2018 annual meeting of stockholders, our stockholders approved by 83.7% of the votes represented in person or by proxy, on an advisory basis, the compensation of our named executive officers as disclosed in our 2018 proxy statement, referred to as a “say-on-pay” vote. Without taking into account broker non-votes, we received approval by 97.3% of the votes represented in person or by proxy.

At our 2017 annual meeting of stockholders, our stockholders expressed a preference that the “say-on-pay” vote take place on the annual basis recommended by our Board of Directors. This preference was subsequently adopted by our Board of Directors, and so we are providing our stockholders with a “say-on-pay” vote this year.

The Compensation Committee evaluated the positive results of the 2018 “say-on-pay” vote as well as the other factors discussed in this CD&A. While each of these factors informed the Compensation Committee’s decisions regarding our executive compensation programs, the Compensation Committee did not implement changes to our executive compensation programs as a result of the 2018 “say-on-pay” vote.

Annual Base Salaries

The Compensation Committee reviews base salaries for each of our named executive officers at least annually. In general, the Compensation Committee sets base salaries based on the following factors:

•	Company performance;

•	individual performance;

•	job responsibilities;

•	internal pay equity; and

•	base salary levels of similar positions in our peer group.

The Compensation Committee approved 3.75% increases to the base salaries of each of our named executive officers other than Messrs. Lines and Rice, effective April 1, 2018 (the first day of our fiscal year ending March 31, 2019). Mr. Lines recommended to the Board of Directors that he not receive an increase to base salary given the market situation that existed during fiscal year 2019. These increases are consistent with salary increases implemented to all employees on a company-wide basis.

Named Executive Officer	Fiscal Year 2019 Base Salary	Fiscal Year 2018 Base Salary

James R. Lines	$435,000	$435,000

Jeffrey F. Glajch	$280,252	$270,122

Alan E. Smith	$250,058	$241,020

Jennifer R. Condame	$175,157	$168,826

John N. Rice	$225,000	$225,000

Annual Cash Incentive Compensation

Our Annual Executive Cash Bonus Program, which we refer to as the Cash Bonus Program, is designed to compensate our named executive officers for above-average performance through an annual cash incentive award related both to Company and individual performance. We instituted the Cash Bonus Program to effectively align short-term individual performance with Company performance.

The Compensation Committee designed the Cash Bonus Program to provide a clear link between the named executive officers’ goals and our performance and business objectives. In fiscal year 2019, the Compensation Committee used a combination of net income, bookings and personal objectives as the performance metrics to evaluate our named executive officers’ performance under the Cash Bonus Program. The net income performance metric is based on 2019 fiscal year-end results. Bookings represent new orders received from customers requesting us to supply products and services and entered into backlog during fiscal year 2019, reduced by any backlog cancellations. The Compensation Committee selected net income and bookings achieved as the quantitative measures of short-term performance because it believes that these metrics impact our annual profitability and growth.

For fiscal year 2019, the Compensation Committee established personal goals for our named executive officers, which included the following:

•	Mr. Lines - deploy capital to expand revenue, strengthen sustained earnings, reduce earnings volatility and improve return on invested capital.

•	Mr. Glajch - deploy capital to expand revenue, strengthen sustained earnings, reduce earnings volatility and improve return on invested capital.

•	Mr. Smith - expand revenue by diversifying opportunities and leveraging our installed base.

•	Ms. Condame - process and productivity improvements.

•	Mr. Rice - surpass operating plan top line.

The Compensation Committee assigned the weightings applicable to the three metrics to align our named executive officers’ goals with our current business objectives as follows:

Metric	Weighting

Net income	40%

Bookings	40%

Personal goals	20%

The Compensation Committee typically establishes the goals for the Cash Bonus Program during our annual budgeting process following the commencement of the fiscal year. The Compensation Committee typically approves such goals during our first quarter, subject to the ratification of our Board of Directors. The Chairperson of our Compensation Committee, in consultation with the Chairman of our Board of Directors, approves personal goals for our Chief Executive Officer. Our Chief Executive Officer develops the personal goals for our other named executive officers in alignment with our corporate strategy and recommends these goals to our Compensation Committee Chairperson for approval.

For fiscal year 2019, the Compensation Committee set target bonus levels at 100% attainment of both Company and individual objectives as follows: Mr. Lines - 70% of base salary; Mr. Glajch - 50% of base salary; Mr. Smith - 50% of base salary; Ms. Condame - 35% of base salary; and Mr. Rice - 35% of base salary. The Compensation Committee uses a stretch maximum payout level to better incentivize and reward above target performance. Each named executive officer may receive anywhere from 0% to 200% of his or her target bonus level depending on the attainment of objectives, as follows:

Target Level	Net Income Payout as Percentage of Target Bonus	Bookings Payout as Percentage of Target Bonus

Below Threshold	0%	0%

Threshold	25%	25%

Above Threshold	50%	50%

Target	100%	100%

Maximum	200%	200%

We may use linear interpolation to determine the percentage of the target bonus payable based on performance in between threshold and target or target and maximum. The Compensation Committee may consider extraordinary events that either positively or negatively affect financial performance, and may in its discretion, include or exclude the impact of these events in approving awards under the Cash Bonus Program. The Compensation Committee exercised this discretion during fiscal year 2019.

For fiscal year 2019, threshold, target, maximum and actual quantitative performance metrics used under the Cash Bonus Program were as follows (millions of dollars):

Performance Measure	Threshold	Target	Maximum	Actual

Net Income	$4.6	$5.8	$6.7	$5.0(1)

Bookings	$80.0	$100.0	$200.0	$101.2

(1)	Excludes the impairment charges related to our commercial nuclear power business.

At its May 29, 2019 meeting, the Compensation Committee reviewed each named executive officer’s achievement of Company and individual objectives during fiscal year 2019 and approved the award of cash incentive compensation under the Cash Bonus Program. Based on our performance during fiscal year 2019, the Compensation Committee determined that our named executive officers met the threshold level under the net income component and met the target level under the bookings component of the Cash Bonus Program. The Compensation Committee determined that each of our named executive officers achieved the following percentages of their respective target personal goals: Mr. Lines - 0%; Mr. Glajch - 83%; Mr. Smith - 56%; Ms. Condame - 160%; and Mr. Rice - 86%. Based on these results, the cash incentive compensation earned under the Cash Bonus Program for our named executive officers for fiscal year 2019 was as follows:

Named Executive Officer	Bonus Award	Percent of Target Bonus	Percent of Maximum Available Bonus

James R. Lines	$181,482	60%	30%

Jeffrey F. Glajch	$106,776	76%	38%

Alan E. Smith	$88,521	71%	35%

Jennifer R. Condame	$56,155	92%	46%

John N. Rice	$60,480	77%	38%

The Compensation Committee sets what it believes are challenging goals for maximum bonus awards and expects that maximum bonus awards will be made only in extraordinary circumstances.

The amount of these cash awards earned by each named executive officer in fiscal year 2019 is shown in the “Non-Equity Incentive Plan Compensation” column of the Fiscal Year 2019 Summary Compensation Table.

Under the Cash Bonus Program, special awards may be made to a named executive officer who has made an extraordinary contribution to us during the fiscal year. Such awards are generally recommended in writing by our Chief Executive Officer to the Chairperson of the Compensation Committee and approved by the Compensation Committee before grant. The Compensation Committee did not approve any such awards in fiscal year 2019.

Long-Term Equity Incentive Compensation

The Compensation Committee designed our Annual Stock-Based Long-Term Incentive Award Plan for Senior Executives, which we refer to as the Stock Bonus Plan, to motivate our named executive officers to increase stockholder value by providing them with long-term stock-based awards for above-average Company performance. Our long-term incentive opportunities are intended to be competitive with the long-term incentive opportunities offered by the companies constituting our peer group. We issue shares of restricted stock pursuant to our Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value, which we refer to as the Incentive Plan, a comprehensive executive compensation plan that provides for the grant of stock options, restricted stock, and other stock-related awards, as well as other awards that may be settled in cash or other property. All of our named executive officers are eligible to participate in the Incentive Plan.

The Compensation Committee designed the Stock Bonus Plan to create a tight link between the named executive officers’ goals and the Company’s performance and business objectives. In fiscal year 2019, the Compensation Committee granted one-third of the restricted stock awards in time-vested restricted stock, and the other two-thirds in performance-vested restricted stock. The Compensation Committee chose these forms of awards in consideration of the Company’s current approach to risk and the traditional cyclicality of the Company’s business.

Time-Vested Restricted Stock. We grant time-vested restricted stock because we believe that time-vested restricted stock helps us retain our named executive officers by offering our named executive officers the opportunity to receive shares of our common stock if they continue to be employed by us on the date the time-vested restricted stock vests. The Compensation Committee determines the number of shares of time-vested restricted stock to award to our named executive officers under the Stock Bonus Plan based on a percentage of each named executive officer’s annual base salary. Unless the Compensation Committee determines otherwise, shares granted vest in installments of one-third on each anniversary of grant.

Performance-Vested Restricted Stock. We grant performance-vested restricted stock because we believe that performance-vested restricted stock helps us reward our named executive officers by conditioning the grant of restricted stock upon the satisfaction of predetermined Company objectives. Unless the Compensation Committee determines otherwise, the shares of performance-vested restricted stock cliff vest on the third anniversary of the date of grant, subject to satisfaction of the performance metrics for the applicable three-year period. The Compensation Committee typically sets the metrics applicable to the performance-vested restricted stock just prior to the start of the fiscal year and finalizes and approves such metrics and the other terms of the restricted stock grants during our first quarter.

For fiscal year 2019 grants, the performance metrics applicable to the performance-vested restricted stock consist of two relative metrics: our EBITDA margin for fiscal year 2021 as compared to the Baird Industrial Company Composite for calendar year 2020, and our achievement over a three year period of Total Shareholder Return compared to the Russell 2000 Capital Goods and Energy Composite Ranking (using a 20 day price average at the start and end of the three year period commencing April 1, 2018 and ending March 31, 2021). Once the Compensation Committee determines the achievement of the performance criteria for fiscal year 2021, it will adjust the actual number of shares to which each named executive officer is entitled accordingly. Any unearned shares are forfeited back to the Company.

The Compensation Committee seeks to establish performance goals that are challenging but attainable based on our business and financial plan for the year. When establishing performance goals, the Compensation Committee reviews and discusses our business and financial plans for that year and the opportunity to generate stockholder value. The Compensation Committee establishes a range of performance goals for the year as well as individual payment thresholds, targets and maximums for each goal.

Forfeitures. If the named executive officers terminate their employment for reasons other than death or disability prior to the vesting of restricted shares, they will forfeit those shares.

Additional information regarding the restricted stock awards granted to each named executive officer in fiscal year 2019 is set forth in the Fiscal Year 2019 Summary Compensation Table, the Fiscal Year 2019 Grants of Plan-Based Awards Table, and in the narrative that follows the tables.

Perquisites and Other Personal Benefits

We provide limited perquisites and benefits to attract, retain and reward named executive officers by providing an overall benefit package similar to those received by similarly-situated executive officers at comparably-sized companies in our industry and geographic region.

During fiscal year 2019, we paid premiums for life insurance policies for the benefit of each of our named executive officers. In addition, all of our named executive officers participate in our short-term disability program that is available to our managers and executive officers. We also make available to our named executive officers health insurance and long-term disability programs that are generally available to our salaried employees.

Our named executive officers also receive up to $2,500 for the purpose of purchasing term life insurance with a named beneficiary of each officer’s choosing as well as an additional amount necessary for our named executive officers to purchase a personal umbrella insurance policy. Our Chief Executive Officer is entitled to up to $5,000 for the purpose of purchasing term life insurance.

Retirement Benefits

We provide retirement benefits to our named executive officers to attract, retain and reward named executive officers by providing an overall benefit package similar to those received by similarly-situated executive officers at comparably-sized companies in our industry and geographic region.

Mr. Lines, Mr. Smith and Ms. Condame are all eligible to participate in our Retirement Income Plan, which is a defined benefit pension plan for the benefit of our domestic employees hired prior to January 1, 2003. Benefits are based on the employee’s years of service and average annual base salary for the five highest consecutive calendar years of compensation in the ten-year period preceding retirement, reduced to take into account a participant’s Social Security benefits paid for by the Company.

All of our named executive officers participate in our Incentive Savings Plan, which is a defined contribution plan that provides for both employer and employee contributions. The Incentive Savings Plan uses a “safe harbor” design that provides for a matching contribution of 100% of a participant’s deferrals up to 3% of compensation plus 50% of deferrals in excess of 3% but not in excess of 5% of compensation (for a maximum 4% matching contribution). Additionally, eligible employees hired after January 1, 2003, which included Messrs. Glajch and Rice, with at least one hour of service during the relevant plan year who are employed by us at the end of such year receive a contribution in an amount equal to 3.25% of eligible compensation received during such year, which contribution is paid on the first $275,000 of compensation, as adjusted for cost-of-living increases, in accordance with Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. The amounts allocated to participants under the Incentive Savings Plan fully vest after four years of employment.

We also make available to our named executive officers who participate in our Retirement Income Plan our Supplemental Executive Retirement Plan, which we refer to as the Supplemental Plan. The Supplemental Plan is intended to provide eligible participants and their surviving spouses and beneficiaries with the amount of employer-provided retirement benefits that the Retirement Income Plan would provide, but for the limitation on compensation that may be recognized under tax-qualified plans imposed by Section 401(a)(17) of the Code and the limitations on benefits imposed by Section 415 of the Code.

We have provided more information about our defined benefit retirement plans and the benefits payable to our named executive officers under such plans under the heading “Pension Benefits at March 31, 2019.”

Employment Agreements and Potential Payments upon Termination or Change in Control

We have employment agreements with each of our named executive officers, except Mr. Rice. The decisions to enter into employment agreements and the terms of those agreements were based on our need to motivate and retain talent for our long-term growth. The material terms of the employment agreements with certain of our named executive officers are described under the heading “Employment Agreements” in the Narrative to the Fiscal Year 2019 Summary Compensation Table and Fiscal Year 2019 Grants of Plan-Based Awards Table.

Pursuant to their respective employment agreements, we have agreed to provide payments to certain of our named executive officers in the event of a termination of employment as a result of normal and early retirement, involuntary termination, death and disability. Mr. Lines and Mr. Glajch are also eligible to receive additional payments in the event of termination following a change in control. We believe these arrangements promote stability and continuity of leadership to the benefit of our named executive officers and the Company. See “Potential Payments upon Termination or Change in Control” for further information regarding these arrangements.

Stock Ownership Guidelines

In order to more closely align the interests of our named executive officers with the interests of our stockholders, the Compensation Committee has established minimum stock ownership guidelines that require our named executive officers to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within specified time frames. A summary of our current stock ownership guidelines for our named executive officers is as follows:

Position	Stock Ownership Guideline

Chief Executive Officer	Common stock with a value equal to at least 3.00 times his annual base salary

Other named executive officers	Common stock with a value equal to at least 1.00 times his or her annual base salary

Our stock ownership guidelines also require our named executive officers to retain 50% of the net shares realized (after tax) when a restricted stock award vests or a stock option is exercised until they are in compliance with the guidelines, unless waived by the Chairperson of the Compensation Committee.

The Compensation Committee monitors the progress made by our named executive officers in achieving their stock ownership guidelines and, if circumstances warrant, may modify the guidelines and/or time frames for one or more of our named executive officers. Under the guidelines, our named executive officers are directed to be in compliance with their respective ownership objectives within five years of becoming a named executive officer. If a named executive officer does not meet his or her ownership guidelines, the Compensation Committee may take that fact into consideration when evaluating such executive’s overall performance. As of the end of fiscal year 2019, all of our named executive officers were in compliance with our stock ownership guidelines, with the exception of Mr. Rice who joined the Company in February 2018.

Certain Tax and Accounting Implications

We periodically review accounting and tax laws, rules and regulations that may apply to our compensation programs. However, tax and accounting considerations have not significantly impacted the compensation programs that we offer to our named executive officers.

We account for stock-based employee compensation at fair value of the awards on the grant date and recognize the related cost in our statements of operations in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation-Stock Compensation, which we refer to as FASB ASC Topic 718, formerly SFAS No. 123(R), “Share-Based Payment,” which we adopted effective April 1, 2006 utilizing the modified prospective method. These stock-based payments include awards made under our Incentive Plan.

Compensation Committee Report

The Compensation Committee, which consists entirely of independent directors, has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement in accordance with Item 402(b) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and our annual report on Form 10-K for the fiscal year ended March 31, 2019.

Compensation Committee:

Lisa M. Schnorr, Chairperson

Alan Fortier

James J. Malvaso

Jonathan W. Painter

Risk Considerations in our Compensation Programs

At least one time each year, we undertake a Company-wide analysis of our compensation programs to assess whether they create risks that are reasonably likely to have a material adverse effect on our business. In fiscal year 2019, the Compensation Committee conducted its own risk assessment for our compensation programs and plans. As part of that assessment, the Compensation Committee reviewed the intent, purposes and practices of our compensation programs and plans. The Compensation Committee conducted this review in connection with a review of our business and growth strategies. Based on these reviews, we have concluded that our compensation programs are appropriately tailored to encourage employees to grow our business, but not incentivize them to do so in a way that is reasonably likely to have a material adverse effect on our Company.

For example, our Cash Bonus Program and our Stock Bonus Plan, which are our two primary executive compensation programs, balance each other by providing compensation that rewards short-term (Cash Bonus Program) and long-term (Stock Bonus Plan) performance. The Cash Bonus Program balances risk by considering several performance metrics and capping the maximum payout a named executive officer can receive at 200% of target bonus level (target bonus level is between 70% and 35% of base salary for each of our named executive officers). In addition, our Stock Bonus Plan provides balanced incentives through equity-based compensation awards, which include time-vested restricted stock and performance-vested restricted stock. The Compensation Committee believes that this mix of incentives, together with our executive stock ownership guidelines encourages our named executive officers to achieve both short-term operating and long-term strategic objectives, including the long-term performance of our stock.

Fiscal Year 2019 Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers for services rendered to us in all capacities for the fiscal years ended March 31, 2019, 2018 and 2017.

Name and Principal Position	Fiscal Year	Salary (1) ($)	Bonus ($)	Stock Awards (2)(3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5) ($)	All Other Compensation (6) ($)	Total ($)

James R. Lines	2019	435,000	—	348,551	181,482	192,260	20,151	1,177,444
President and Chief	2018	435,000	—	334,934	127,890	213,081	18,895	1,129,800
Executive Officer	2017	435,000	—	430,094	121,800	88,766	19,745	1,095,405
(principal executive officer)

Jeffrey F. Glajch	2019	280,252	—	160,395	106,776	—	25,208	572,631
Vice President - Finance	2018	270,122	—	148,542	56,726	—	25,018	500,408
& Administration and	2017	270,122	—	192,874	67,531	—	24,833	555,360
Chief Financial Officer (principal financial officer)

Alan E. Smith	2019	250,058	—	143,126	88,521	95,821	15,264	592,790
Vice President and General	2018	241,020	—	132,565	79,537	84,967	14,914	553,003
Manager - Batavia	2017	241,020	—	172,103	72,306	45,473	15,269	546,171

Jennifer R. Condame	2019	175,157	—	70,154	56,155	69,680	14,465	385,611
Controller and Chief	2018	168,826	—	65,016	37,817	62,779	17,105	351,543
Accounting Officer	2017	168,826	—	83,450	38,999	33,849	14,929	340,053

John N. Rice,	2019	225,000	—	90,121	60,480	—	160,535	536,136
Vice President of Sales

(1)

The amounts shown in this column include cash compensation earned and paid, and cash compensation deferred at the election of each named executive officer under our Incentive Savings Plan (our 401(k) plan).

(2)

Restricted stock awards are granted under our Incentive Plan. The dollar values of time-vested restricted stock awards shown in this column are equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value of the performance-vested restricted stock awards shown in this column is computed based upon the probable outcome of the performance goals as of the grant date, in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The maximum value of the performance-vested restricted stock awards, assuming the highest level of performance conditions is achieved, is as follows as of the date of grant: Mr. Lines - $392,617; Mr. Glajch - $180,673; Mr. Smith - $161,221; Ms. Condame - $79,023; and Mr. Rice - $101,514. We discuss the assumptions used to calculate grant date fair value in Note 13, Note 11, and Note 11 (Stock Compensation Plans) to the Consolidated Financial Statements in our annual reports on Form 10-K for the fiscal years ended March 31, 2019, March 31, 2018 and March 31, 2017, respectively.

(3)	Additional information regarding the performance-vested restricted stock granted to our named executive officers in fiscal year 2019 is shown in the Fiscal Year 2019 Grants of Plan-Based Awards table.

(4)

The amounts shown in this column reflect the cash payment made to our named executive officers under the Cash Bonus Program in effect for fiscal year 2019. Payments under the Cash Bonus Program were determined by the Compensation Committee of our Board of Directors on May 29, 2019.

(5)

The amounts shown in this column reflect the changes in the actuarial present values under our Retirement Income Plan and our Supplemental Plan. See “Pension Benefits at March 31, 2019” for more information on our Retirement Income Plan and our Supplemental Plan.

(6)	All Other Compensation consists of the following:

Named Executive Officer	Insurance ($)	401(k) Plan Matching Contributions ($)	401(k) Plan Non-elective Contributions ($)	Service Award	Relocation- Related Perquisites ($)		Total ($)

James R. Lines	7,789	12,362	—	—	—		20,151

Jeffrey F. Glajch	5,175	11,035	8,998	—	—		25,208

Alan E. Smith	4,174	11,090	—	—	—		15,264

Jennifer R. Condame	3,645	10,820	—	—	—		14,465

John N. Rice	1,507	9,750	6,178	—	143,100	(1)	160,535

Employees who complete 25 years of service are awarded one week of base salary under a Company-wide program. Mr. Smith’s service award shown above was granted in recognition of his 25 years of service to the Company and represents one week of base salary.

(1)

Included in Relocation-Related Perquisites for Mr. Rice is $18,426 comprising the unpaid portion of a bridge loan in the initial amount of $25,000 related to his relocation upon accepting a position with us during fiscal year 2019 and $124,674 comprising reimbursement for relocation expenses and relocation-related taxes.

Fiscal Year 2019 Grants of Plan-Based Awards

The following table shows information regarding the grants of annual incentive cash compensation and restricted stock during fiscal year 2019 to our named executive officers.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards (2) ($)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

James R. Lines	Performance-Vested Restricted Stock	5/30/18				1,453	2,907	5,813		196,309

	Time-Vested Restricted Stock	5/30/18							5,813	152,242

	Annual Incentive		91,350	304,500	609,000

Jeffrey F. Glajch	Performance-Vested Restricted Stock	5/30/18				669	1,338	2,675		90,336

	Time-Vested Restricted Stock	5/30/18							2,675	70,058

	Annual Incentive		42,038	140,126	280,252

Alan E. Smith	Performance-Vested Restricted Stock	5/30/18				597	1,194	2,387		80,611

	Time-Vested Restricted Stock	5/30/18							2,387	62,516

	Annual Incentive		37,509	125,029	250,058

Jennifer R. Condame	Performance-Vested Restricted Stock	5/30/18				293	585	1,170		39,512

	Time-Vested Restricted Stock	5/30/18							1,170	30,642

	Annual Incentive		18,391	61,305	122,610

John N. Rice	Performance-Vested Restricted Stock	5/30/18				376	752	1,503		50,758

	Time-Vested Restricted Stock	5/30/18							1,503	39,364

	Annual Incentive		33,750	78,750	157,500

(1)

The amounts shown in these columns reflect the incentive cash compensation amounts that potentially could have been earned during fiscal year 2019 based upon the achievement of Company and individual performance goals under our Cash Bonus Program. The amounts of actual cash awards earned in fiscal year 2019 by our named executive officers under our Cash Bonus Program are set forth in the “Non-Equity Incentive Plan Compensation” column in the Fiscal Year 2019 Summary Compensation Table. For more information regarding annual incentive cash compensation under our Cash Bonus Program, see “Annual Cash Incentive Compensation” in the CD&A.

(2)

The dollar values of stock options and restricted stock disclosed in this column are equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the performance-vested restricted stock awards is computed based upon the probable outcome of the performance goals as of the grant date. A discussion of the assumptions used to calculate the grant date fair values is set forth in Note 1 (The Company and Its Accounting Policies) and Note 13 (Stock Compensation Plans) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 31, 2019.

Narrative to the Fiscal Year 2019 Summary Compensation Table and Fiscal Year 2019 Grants of Plan-Based Awards Table

Awards Granted in Fiscal Year 2019

The Compensation Committee determines the number of shares of restricted stock to award to our named executive officers based on a percentage of each named executive officer’s annual base salary. The Compensation Committee determined the number of shares of performance-vested restricted stock to award to our named executive officers by using each such officer’s Long-Term Incentive Percentage, which we refer to as the L-T Percentage. For fiscal year 2019, the L-T Percentage in effect for each of our named executive officers was as follows: Mr. Lines - 70%; Mr. Glajch - 50%; Mr. Smith - 50%; Ms. Condame - 35%; and Mr. Rice - 35%.

The number of shares of restricted stock was determined by multiplying 50% of each named executive officer’s base salary then in effect by such officer’s L-T Percentage, and then dividing the product by the closing price of our common stock on the date of grant.

The closing price of our common stock on May 30, 2018 was $26.19 without adjusting for the payment of dividends. The number of shares of time-vested restricted stock and the number of shares of performance-vested restricted stock granted to our named executive officers in fiscal year 2019 are as follows:

	Number of Shares of Restricted Stock Granted
Named Executive Officer	Performance-Vested (1)(2)	Time-Vested (1)

James R. Lines	11,626	5,813

Jeffrey F. Glajch	5,350	2,675

Alan E. Smith	4,774	2,387

Jennifer R. Condame	2,340	1,170

John N. Rice	3,006	1,503

(1)

In the event a named executive officer’s employment terminates prior to the conclusion of the applicable vesting period for reasons other than death or disability, such officer’s right to receive the restricted stock will be forfeited.

(2)

The number of shares that will vest at the end of fiscal year 2021 is based upon our achievement of two performance criteria. Those performance criteria consist of two relative metrics: our EBITDA margin for fiscal year 2021 as compared to the Baird Industrial Company Composite for calendar year 2020, and our achievement over a three year period of Total Shareholder Return compared to the Russell 2000 Capital Goods and Energy Composite Ranking (using a 20 day price average at the start and end of the three year period commencing April 1, 2018 and ending March 31, 2021). Once achievement of the performance criteria is determined for fiscal year 2021, the actual number of shares to which each named executive officer is entitled will be adjusted accordingly, with any unearned shares being forfeited back to the Company. The number of shares assumes achievement of the performance criteria for a maximum award.

Vesting

Beginning with grants made during fiscal year 2015, shares of time-vested restricted stock vest in installments of one-third on each anniversary of grant over three years assuming the named executive officer is employed by us on the date the time-vested restricted stock vests. The shares of performance-vested restricted stock cliff vest on the last day of the third fiscal year following the fiscal year of grant, subject to satisfaction of the performance metrics for the applicable three-year period.

We pay dividends on unvested restricted stock at the same rate as paid on our common stock.

Option Grants

Prior to fiscal year 2014, we granted stock options under the Incentive Plan. Our named executive officers only realize the compensation if our stock price increases over the term of the award, which aligned this element of compensation with our performance. Outstanding stock options vest over a three-year period, with 33 1/3% of the shares subject to such option vesting on each of the first, second and third anniversaries of the date of grant.

Employment Agreements

During fiscal year 2019, we were a party to employment agreements with Mr. Lines, Mr. Glajch, Mr. Smith and Ms. Condame. The following is a summary of the key terms of each of these employment agreements.

James R. Lines. On August 1, 2006, we entered into an employment agreement with Mr. Lines, as subsequently amended on December 31, 2008, which provides that Mr. Lines will receive an annual minimum base salary as well as other customary benefits. Mr. Lines is also eligible under the agreement to receive discretionary bonuses. The agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Lines elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Lines turns 65.

Pursuant to our employment agreement with Mr. Lines, if he resigns for reasons other than a material breach of the agreement by us, departs from our employment without the approval of our Board of Directors, or is discharged for cause, he will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreement with Mr. Lines also provides for us to make certain payments to him in the event we terminate his employment without cause or upon the occurrence of certain events relating to a change in control of the Company, as described under “Involuntary Termination” and “Termination Following a Change in Control” under the heading “Potential Payments Upon Termination or Change in Control.”

Our employment agreement with Mr. Lines provides that we will indemnify him for all acts or omissions and for any suits brought against him which relate to duties he performed in good faith for us.

Jeffrey F. Glajch. On March 2, 2009, we entered into an employment agreement with Mr. Glajch, as subsequently amended on July 29, 2010, to serve as our Vice President—Finance & Administration and Chief Financial Officer. The agreement provides that Mr. Glajch will receive an annual minimum base salary as well as other customary benefits. The agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Glajch elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Glajch turns 65.

Pursuant to our employment agreement with Mr. Glajch, if his employment with us is terminated for any reason, he will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreement with Mr. Glajch also provides for us to make certain payments to him in the event we terminate his employment without cause or upon the occurrence of certain events relating to a change in control of the Company, as described under “Involuntary Termination” and “Termination Following a Change in Control” under the heading “Potential Payments Upon Termination or Change in Control.”

Our employment agreement with Mr. Glajch provides that we will indemnify him for all acts or omissions and for any suits brought against him which relate to duties he performed in good faith for us.

Alan E. Smith. On July 30, 2007, we entered into an employment agreement with Mr. Smith, as subsequently amended on December 31, 2008. The agreement provides that Mr. Smith will receive an annual minimum base salary as well as other customary benefits. Mr. Smith’s agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Smith elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Smith turns 65.

Pursuant to our employment agreement with Mr. Smith, if his employment with us is terminated for any reason, he will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreement with Mr. Smith also provides for us to make certain payments to him in the event we terminate his employment without cause as described below under “Involuntary Termination” under the heading “Potential Payments Upon Termination or Change in Control.”

Our employment agreement with Mr. Smith provides that we will indemnify him for all acts or omissions and for any suits brought against him which relate to duties he performed in good faith for us.

Jennifer R. Condame. On July 25, 2013, we entered into an employment agreement with Ms. Condame. The agreement provides that Ms. Condame will receive an annual minimum base salary as well as other customary benefits. Ms. Condame’s agreement automatically renews such that it always has a one-year term remaining, unless we or Ms. Condame elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Ms. Condame turns 65.

Pursuant to our employment agreement with Ms. Condame, if her employment with us is terminated for any reason, she will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreement with Ms. Condame also provides for us to make certain payments to her in the event we terminate her employment without cause as described below under “Involuntary Termination” under the heading “Potential Payments Upon Termination or Change in Control.”

Our employment agreement with Ms. Condame provides that we will indemnify her for all acts or omissions and for any suits brought against her which relate to duties she performed in good faith for us.

Additional Information

We have provided additional information regarding the compensation we pay to our named executive officers in the CD&A and encourage you to read the above tables and their footnotes in conjunction with such information.

Outstanding Equity Awards at March 31, 2019

The following table shows information regarding the number of unexercised stock options and the number and value of unvested restricted stock awards held by our named executive officers at March 31, 2019.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

James R. Lines	10,894	—	18.65	5/30/2022

					3,527	(1)	69,235

					4,850	(2)	95,206

					5,813	(3)	114,109

								21,162	(4)	415,410

								14,548	(5)	285,577

								11,626	(6)	228,218

Jeffrey F. Glajch	7,141	—	18.65	5/30/2022

					1,582	(1)	31,055

					2,151	(2)	42,224

					2,675	(3)	52,510

								9,490	(4)	186,289

								6,452	(5)	126,653

								5,350	(6)	105,021

Alan E. Smith	6,059	—	18.65	5/30/2022

					1,412	(1)	27,718

					1,920	(2)	37,690

					2,387	(3)	46,857

								8,468	(4)	166,227

								5,758	(5)	113,030

								4,774	(6)	93,714

Jennifer R. Condame	1,609	—	15.25	5/20/2020

	3,127	—	18.65	5/30/2022

					685	(1)	13,447

					942	(2)	18,491

					1,170	(3)	22,967

								4,106	(4)	80,601

								2,824	(5)	55,435

								2,340	(6)	45,934

John N. Rice					1,503	(3)	29,504

								3,006	(6)	59,008

(1)	One-third of this grant of time-vested restricted stock vests on May 24, 2017, May 24, 2018 and May 24, 2019.

(2)	One-third of this grant of time-vested restricted stock vests on May 31, 2018, May 31, 2019 and May 31, 2020.

(3)	One-third of this grant of time-vested restricted stock vests on May 30, 2019, May 30, 2020 and May 30, 2021.

(4)

This grant of performance-vested restricted stock vests on the date that the Compensation Committee ratifies the satisfaction of the performance metrics for the applicable three-year performance period ended March 31, 2019. This number reflects the maximum number of shares of restricted stock that may be earned if the maximum level of performance is achieved.

(5)

This grant of performance-vested restricted stock vests on the date that the Compensation Committee ratifies the satisfaction of the performance metrics for the applicable three-year performance period ending March 31, 2020. This number reflects the maximum number of shares of restricted stock that may be earned if the maximum level of performance is achieved.

(6)

This grant of performance-vested restricted stock vests on the date that the Compensation Committee ratifies the satisfaction of the performance metrics for the applicable three-year performance period ending March 31, 2021. This number reflects the maximum number of shares of restricted stock that may be earned if the maximum level of performance is achieved.

Fiscal Year 2019 Option Exercises and Stock Vested

The following table shows information regarding the number and value realized of stock options exercised and stock awards that vested during fiscal year 2019 for each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)

James R. Lines	5,066	34,056	7,043	177,741

Jeffrey F. Glajch	1,739	20,868	3,299	83,247

Alan E. Smith	6,689	71,599	2,919	73,659

Jennifer R. Condame	2,678	18,696	1,441	36,363

John N. Rice	—	—	—	—

(1)	The value realized on the vesting of stock awards is the closing price of our common stock on the vesting date multiplied by the number of shares acquired.

Pension Benefits at March 31, 2019

The following table shows information at March 31, 2019 regarding our Retirement Income Plan and our Supplemental Executive Retirement Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)

James R. Lines	Retirement Income Plan	30	1,259,893	—

	Supplemental Executive Retirement Plan	—	880,113	—

Jeffrey F. Glajch (2)	Retirement Income Plan	—	—	—

	Supplemental Executive Retirement Plan	—	—	—

Alan E. Smith	Retirement Income Plan	26	765,566	—

	Supplemental Executive Retirement Plan	—	—	—

Jennifer R. Condame	Retirement Income Plan	27	603,361	—

	Supplemental Executive Retirement Plan	—	—	—

John N. Rice (2)	Retirement Income Plan	—	—	—

	Supplemental Executive Retirement Plan	—	—	—

(1)

The present value of accumulated benefits indicated in the table were calculated using a 3.83% discount rate, the Adjusted RP 2014 Mortality Table dataset projected to 2024 by scale MP2018 and an age 63 retirement age, which are the same assumptions used for financial reporting purposes. The amounts indicated represent liabilities funded by the trust fund. Part of the accrued benefit will be provided by John Hancock Insurance Company through an annuity purchased in 1986.

(2)	As Messrs. Glajch and Rice were hired after January 1, 2003, they are not eligible to participate in the Retirement Income Plan or the Supplemental Executive Retirement Plan.

Retirement Income Plan

Our Retirement Income Plan is a defined benefit pension plan for the benefit of our domestic employees hired prior to January 1, 2003. The purpose of the Retirement Income Plan is to supplement Social Security benefits and to provide a reliable source of regular income for participants or their survivors after retirement by the participant. During fiscal year 2019, Mr. Lines, Mr. Smith and Ms. Condame were eligible to participate in the Retirement Income Plan.

Normal retirement under the Retirement Income Plan is generally the later of a participant’s 65th birthday or the 5th anniversary of the date on which he or she became a participant. Early retirement under the Retirement Income Plan is available for a participant who is at least 55 years old and has completed fifteen years or more of creditable service. The Retirement Income Plan also provides for a disability retirement allowance in the event of disability.

The Retirement Income Plan also provides for the payment of a retirement benefit in the event that a participant’s employment was terminated when the participant was not eligible for normal, early or disability retirement. Eligibility for such “vested retirement” requires the completion of five years of service with us. A participant who is entitled to a vested retirement allowance when his or her employment terminates will ordinarily begin receiving payments after reaching normal retirement age. If the participant has completed at least fifteen years of creditable service, he or she may elect to begin receiving payments on the first day of the month after he or she reaches age 55 and up to the first month after he or she reaches normal retirement age. The amount of a participant’s monthly vested retirement payment will vary depending on age, service and time of commencement.

Benefits under the Retirement Income Plan are based on the employee’s years of service and average annual base salary for the five highest consecutive calendar years of compensation in the ten-year period preceding retirement. Benefits under the Retirement Income Plan are reduced to take into account a participant’s Social Security benefits paid for by the Company. To calculate the present value of the accumulated benefits, the following assumptions were used: a 3.83% discount rate, the Adjusted RP 2014 Mortality Table dataset projected to 2024 by scale MP2018 and an age 63 retirement age.

The approximate years of creditable service as of March 31, 2019 of each of the named executive officers eligible to participate in the Retirement Income Plan are as follows: Mr. Lines - 30; Mr. Smith - 26; and Ms. Condame - 27. We do not normally grant additional years of service credit.

The form and amount of the payments made under the Retirement Income Plan depends upon marital status when payment begins and the form of payment selected. The normal form of benefit for a married participant is a 100% joint and survivor annuity, which provides a retirement allowance in the form of reduced monthly payments that will continue for the rest of the participant’s life. If the participant is survived by the person who was the participant’s spouse when payments began, such spouse will receive survivor benefits equal to 100% of the amount of the payments made to the participant during his or her lifetime. His or her spouse will be paid survivor benefits for his or her remaining lifetime. Subject (in most cases) to the spouse’s consent, a participant may elect to receive benefits in the form of a single life annuity, 50% joint and survivor annuity, a Social Security Level Income Option, a 10, 15, or 20 year certain annuity or a life annuity with a 10, 15, or 20 year guarantee.

Supplemental Executive Retirement Plan

In addition to the Retirement Income Plan, we maintain the Supplemental Plan that is a non-qualified deferred compensation plan and is intended to provide eligible participants and their surviving spouses and beneficiaries with the amount of employer-provided retirement benefits that the Retirement Income Plan would provide but for the limitation on compensation that may be recognized under tax-qualified plans imposed by Section 401(a)(17) of the Code and the limitations on benefits imposed by Section 415 of the Code.

A participant who has completed a period of service of at least five years under the Retirement Income Plan and whose benefits are limited by the above-referenced provisions of the Code, is entitled to receive a monthly benefit from the Supplemental Plan. All of our named executive officers hired prior to January 1, 2003 are eligible to participate in the Supplemental Plan, but Mr. Lines is the only named executive officer that currently has an accrued benefit under the Supplemental Plan.

The monthly benefit under the Supplemental Plan is equal to the excess, if any, of the retirement benefits that would have been payable to or with respect to the plan participant under the Retirement Income Plan had the limitations imposed by the Code not been applicable over the retirement benefits payable to or with respect to the participant under the Retirement Income Plan. This formula was modified in 2016 to provide that for calendar years through 2020, in the event that Mr. Lines’ employment is involuntarily terminated without cause or voluntarily terminated with good reason following a change in control, the calculation of average compensation for Mr. Lines would only take into account his base salary since April 1, 2016.

A participant’s retirement benefits under the Supplemental Plan generally will be paid to or with respect to the participant in the same form and at the same time as the participant’s retirement benefits under the Retirement Income Plan. The benefits under the Supplemental Plan will terminate upon cessation of benefits to the participant or his beneficiary under the Retirement Income Plan.

Upon a “change in control” of our Company, each participant in the Supplemental Plan would automatically become 100% vested in his or her benefits. A “change in control” for the purposes of the Supplemental Plan is defined as:

•	the acquisition of the assets or a majority of the shares of the Company by a person or group not controlled by the Company;

•

a cash tender offer or exchange offer, consolidation or merger or other business combination, sale of assets or contested election as a result of which the members of our Board of Directors before the event cease to constitute a majority of our Board of Directors;

•	the acquisition of 25% or more of the shares of the Company by a person or a group; or

•	the occurrence of any event that would be required to be reported in response to Item 6(e) of Schedule 14A or to Item 5.01 of Form 8-K.

Incentive Savings Plan

All of our named executive officers are also eligible to participate in our Incentive Savings Plan (our 401(k) savings plan), which is available to all of our employees. Pursuant to the Incentive Savings Plan, we match funds deferred at the election of participants, up to a certain percentage, and we make non-elective contributions to the accounts of eligible participants. Matching contributions under the Incentive Savings Plan always are fully vested. Additionally, eligible employees hired after January 1, 2003 with at least one hour of service during the relevant plan year who are employed by us at the end of such year receive a nonelective contribution as described above.

Potential Payments upon Termination or Change in Control

The following information and the table entitled “Estimated Payments Upon Termination or a Change in Control” set forth the amount of payments to each of our named executives in the event of a termination of employment as a result of normal and early retirement, voluntary termination and termination for cause, involuntary termination, death, disability and termination following a change in control of the Company.

Assumptions and General Principles

The following assumptions and general principles apply with respect to the table entitled “Estimated Payments Upon Termination or a Change in Control” and any termination of employment of a named executive officer:

•	The amounts shown in the table assume that each named executive officer was terminated on March 31, 2019. Accordingly, the table reflects amounts earned as of March 31, 2019 and includes estimates of amounts that would be paid to the named executive officer upon the occurrence of a termination. The actual amounts to be paid to a named executive officer can only be determined at the time of the termination.

•

Unless otherwise noted, the fair market values of stock-based compensation were calculated using the closing price of our common stock on March 29, 2019, the last trading day in fiscal year 2019 ($19.63).

•

A named executive officer is entitled to receive certain amounts earned during his term of employment regardless of the manner in which the named executive officer’s employment is terminated. These amounts include base salary, unused vacation pay and earned annual cash incentive compensation. These amounts are not shown in the table.

•

A named executive officer may exercise any stock options that are exercisable prior to the date of termination and will be entitled to receive unrestricted shares of common stock with respect to any restricted stock awards for which the vesting period has expired prior to the date of termination. Any payments related to these stock options and restricted stock awards are not included in the table as they are not payable upon the termination of a named executive officer’s employment or upon a change in control of the Company.

•

A named executive officer will be entitled to receive all amounts accrued and vested under our retirement and savings programs, including our Incentive Plan and any pension plans in which the named executive officer participates. These amounts are not included in the table as these amounts are disclosed under the heading “Pension Benefits at March 31, 2019” unless such amounts are accelerated or enhanced in the event of the termination of a named executive officer’s employment or upon a change in control of the Company.

Normal and Early Retirement

A named executive officer is eligible to elect normal retirement at age 65 and early retirement between ages 55 and 64 with at least fifteen and five years, respectively, of creditable service to the Company, as discussed under the heading “Pension Benefits at March 31, 2019.”

As of March 31, 2019, Mr. Lines is the only named executive officer eligible for early retirement and none of our named executive officers were eligible for normal retirement.

Voluntary Termination and Termination for Cause

Pursuant to our employment agreements with certain of our named executive officers, cause exists if our Board of Directors determines that there has been willful misconduct by the named executive officers in connection with the performance of their duties or if the named executive officers have engaged in any other conduct that has been materially injurious to the Company or have breached any of the representations and warranties in their employment agreements. Under the employment agreements with Mr. Lines, Mr. Smith and Ms. Condame, upon termination for cause, we would pay all legal fees and other expenses incurred by such named executive officers if they, in good faith, contest the termination. The named executive officers would be required to reimburse us for all such costs if a court of final adjudication were to determine that they did not act in good faith in bringing such challenge.

Our named executive officers are not entitled to receive any severance payments or other benefits upon their voluntary decision to terminate employment with the Company prior to being eligible for retirement (other than compensation due through the date of termination) or upon termination for cause.

Involuntary Termination

Our employment agreement with Mr. Lines also provides that, upon termination without cause, or if he resigns because of our material breach of his employment agreement, we will have the following obligations:

(1) pay to him compensation due him through the date of termination, including any accrued bonus; (2) continue his base salary for nine months following such termination; (3) pay to him a lump sum payment equal to nine months’ base salary; (4) provide him with continuing health care coverage for a period of 18 months following the effective date of termination of his employment; and (5) pay for certain outplacement services.

Our employment agreements with Messrs. Glajch and Smith and Ms. Condame provide that, upon termination without cause, or if any such officer resigns because of our material breach of his or her respective employment agreements, we will pay compensation due to them through the date of termination, including any accrued bonus; and that we will pay, in regular monthly payments, their respective salaries for 12 months following the effective date of their termination of employment.

Our obligation to make payments upon any termination of Messrs. Lines, Glajch or Smith or Ms. Condame without cause or upon their resignation because of a material breach of their agreement by us is conditioned on their execution of an enforceable release of all claims against us and their compliance with all provisions of their employment agreement.

Death or Disability

Pursuant to our Stock Bonus Plan, upon the death or disability of a named executive officer, all unvested shares of time-vested restricted stock and stock options held by the named executive officer will become immediately vested and the stock options will become exercisable in full. All unvested shares of performance-vested restricted stock held by the named executive officer will vest pro-rata based on the satisfaction of the applicable performance goals through the end of the quarter immediately preceding the date of the named executive officer’s death or disability.

All of our named executive officers participate in our life insurance plan, whereby his or her beneficiary would be entitled to a death benefit equal to three times base salary. We also provide each of our named executive officers with $2,500 annually (except for Mr. Lines, who receives $5,000 annually) for the purpose of procuring a term life insurance policy.

Each of our named executive officers also participates in our short-term disability program that is available to our managers and executive officers. Pursuant to such program, each named executive officer would be entitled to payments equal to his full base salary for six months following such disability. Each of our named executive officers also participates in our long-term disability plan that is generally available to all of our salaried employees.

Termination Following a Change in Control

Our employment agreements with Messrs. Lines, Glajch and Smith and Ms. Condame require a termination of employment following a change in control of our Company (commonly referred to as a “double trigger”) in order to trigger certain payments. We do not have an employment agreement with Mr. Rice. A “change in control” is defined in each of our employment agreements with Messrs. Lines, Glajch and Smith and Ms. Condame to include the following events:

•

any person, party or group (other than the Company, any subsidiary of the Company or any employee benefit plan sponsored by the Company or any subsidiary), directly or indirectly, acquires or has acquired during the 12-month period ending on the date of the most recent acquisition, 30% (except that the employment agreements with Mr. Smith and Ms. Condame use a lower 25% standard and do not include the 12-month acquisition period) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors;

•

a change in the composition of our Board of Directors such that members of our Board of Directors as of the effective date of the respective employment agreement cease to constitute at least a majority of our Board of Directors (unless the election or nomination of any new directors was approved by a vote of at least three-quarters of the directors comprising our Board of Directors as of the effective date of the respective employment agreement);

•

the closing of a reorganization, merger or consolidation of the Company, other than one with respect to which all or substantially all of those persons who were the beneficial owners immediately prior to such event, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than three-quarters of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

•	the closing of a sale or other disposition of all or substantially all of the assets of the Company, other than to a subsidiary of the Company; or

•	the complete liquidation and dissolution of the Company.

Mr. Lines. Our employment agreement with Mr. Lines provides that, upon the occurrence of a triggering event that would be deemed an event of termination within two years after a change in control of the Company, Mr. Lines would be entitled to certain payments, including, among other things, a lump sum payment equal to one dollar less than three times his annualized gross compensation (including bonus) for the five most recent taxable years ending before the date of such change in control.

In addition, all unvested stock options would become immediately vested and exercisable and any unvested shares of restricted stock would become immediately vested. We would also be required to pay to Mr. Lines six months after the triggering event a lump sum payment amount equal to the excess, if any, of (1) the present value of the aggregate benefits to which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by us as if he were 100% vested under such plans, over (2) the present value of the benefits to which he is actually entitled under such defined benefit pension plans as of the date of his termination. Mr. Lines’ employment agreement contains certain limitations for these payments that relate to our ability to deduct such payments for federal income tax purposes.

Pursuant to our employment agreement with Mr. Lines, our obligation to make payments upon termination following a change in control is conditioned on his execution of an enforceable release of all claims and his compliance with all provisions of the employment agreement.

The triggering events that would be deemed events of termination include, among others, termination of Mr. Lines for any reason other than death, disability or cause, or resignation of Mr. Lines under the following circumstances:

•	a change in the nature or scope of his authority from his role and responsibilities immediately prior to the change in control;

•	a reduction of his total compensation from that prior to the change in control;

•	a failure by the Company to make any increase in compensation to which Mr. Lines may be entitled under his employment agreement, or action by the Company to decrease his base salary;

•

a change requiring Mr. Lines to perform services other than in Batavia, New York or in any location more than thirty miles distant from Rochester, New York, except for certain required travel on the Company’s business;

•

without his express written consent, the assignment to Mr. Lines of any duties inconsistent with his positions, duties, responsibilities and status with the Company immediately prior to the change in control;

•

a failure by the Company to continue in effect any bonus plans or other benefit or compensation plan in which Mr. Lines was participating at the time of the change in control or the taking of any action by the Company which would adversely affect his participation in or materially reduce his benefits under such plans; or

•	prior to a change in control of the Company, the failure by the Company to obtain the assumption of the agreement to perform his employment agreement by any successor Company.

Mr. Glajch. Our employment agreement with Mr. Glajch provides that, upon the occurrence of a triggering event that would be deemed an event of termination within two years after a change in control of the Company,

Mr. Glajch would be entitled to certain payments, including, among other things, a lump sum payment equal to one dollar less than three times his annualized gross compensation (including bonus) for the five most recent taxable years ending before the date of such change in control.

In addition, all unvested stock options would become immediately vested and exercisable and any unvested shares of restricted stock would become immediately vested. We would also be required to pay to Mr. Glajch six months after the triggering event a lump sum payment amount equal to the excess, if any, of (1) the present value of the aggregate benefits to which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by us as if he were 100% vested under such plans, over (2) the present value of the benefits to which he is actually entitled under such defined benefit pension plans as of the date of his termination. Mr. Glajch’s employment agreement contains certain limitations for these payments that relate to our ability to deduct such payments for federal income tax purposes.

Pursuant to our employment agreement with Mr. Glajch, our obligation to make payments upon termination following a change in control is conditioned on his execution of an enforceable release of all claims and his compliance with all provisions of the employment agreement.

The triggering events that would be deemed events of termination include, among others, termination of Mr. Glajch for any reason other than death, disability or cause, or resignation of Mr. Glajch under the following circumstances:

•	a change in the nature or scope of his authority from his role and responsibilities immediately prior to the change in control;

•	a reduction of his total compensation from that prior to the change in control;

•	a failure by the Company to make any increase in compensation to which Mr. Glajch may be entitled under his employment agreement, or action by the Company to decrease his base salary;

•

a change requiring Mr. Glajch to perform services other than in Batavia, New York or in any location more than thirty miles distant from Batavia, New York, except for certain required travel on the Company’s business;

•

without his express written consent, the assignment to Mr. Glajch of any duties inconsistent with his positions, duties, responsibilities and status with the Company immediately prior to the change in control;

•

a failure by the Company to continue in effect any bonus plans or other benefit or compensation plan in which Mr. Glajch was participating at the time of the change in control or the taking of any action by the Company which would adversely affect his participation in or materially reduce his benefits under such plans; or

•	prior to a change in control of the Company, the failure by the Company to obtain the assumption of the agreement to perform his employment agreement by any successor Company.

Mr. Smith and Ms. Condame. Under their respective employment agreements, Mr. Smith and Ms. Condame will not be entitled to any payments by us upon the occurrence of a change in control. Rather, upon the occurrence of a change in control, Mr. Smith and Ms. Condame must continue to provide us with the services contemplated by the employment agreement until three months after a change in control has occurred. However, pursuant to our restricted stock award agreements, shares of unvested restricted stock will be subject to accelerated vesting in the event Mr. Smith or Ms. Condame are terminated within 12 months of the change in control.

Mr. Rice. While we currently do not have an employment agreement with Mr. Rice, pursuant to our restricted stock award agreements, shares of unvested restricted stock will be subject to accelerated vesting in the event Mr. Rice is terminated within 12 months of a change in control.

General. In the event of any sale, merger or any form of business combination affecting us, our employment agreements with Messrs. Lines, Glajch and Smith and Ms. Condame require us to obtain the express written assumption of the agreement by the acquiring or surviving entity, and failure to do so would entitle the executive officer to all payments and other benefits to be provided by us in the event of termination without cause.

In addition, pursuant to the Supplemental Plan, in the event of a “change in control,” each participant in our Supplemental Plan, which currently includes Mr. Lines, Mr. Smith and Ms. Condame, would become 100% vested in his or her benefits.

Estimated Payments Upon Termination or Change in Control

Event	James R. Lines ($)		Jeffrey F. Glajch ($)		Alan E. Smith ($)	Jennifer R. Condame ($)	John N. Rice ($)

Normal and Early Retirement (1)

Accelerated vesting of stock options	—		—		—	—	—

Accelerated vesting of time-vested and performance-vested restricted stock	—		—		—	—	—

Total	—		—		—	—	—

Involuntary Termination without Cause

Continued salary	326,250		280,252		250,058	175,157	—

Cash severance payment	326,250		—		—	—	—

Healthcare coverage	14,906		—		—	—	—

Outplacement services	40,000	(2)	—		—	—	—

Enhanced SERP benefits	73,842	(3)	—		—	—	—

Total	781,248		280,252		250,058	175,157

Voluntary Termination for Good Reason

Continued salary	326,250		280,252		250,058	175,157	—

Cash severance payment	326,250		—		—	—	—

Healthcare coverage	14,906		—		—	—	—

Outplacement services	40,000	(2)	—		—	—	—

Total	707,406		280,252		250,058	175,157	—

Death

Life insurance proceeds	3,522,771		2,340,744		3,689,933	2,200,456	675,000

Accelerated vesting of stock options	—		—		—	—	—

Accelerated vesting of time-vested and performance-vested restricted stock	595,088		267,681		238,881	116,561	—

Total	4,117,859		2,608,425		3,928,814	2,317,017	675,000

Disability

Short-term disability payments	217,500		140,124		125,028	87,576	112,500

Accelerated vesting of stock options	—		—		—	—	—

Accelerated vesting of time-vested and performance-vested restricted stock	595,088		267,681		238,881	116,561	—

Total	812,588		407,805		363,909	204,137	112,500

Termination Following Change in Control

Accelerated vesting of stock options	—		—		—	—	—

Accelerated vesting of restricted stock	743,153		334,770		298,749	145,890	59,008

Continued salary	—		—		250,058	175,157	—

Cash severance payment	1,195,431		850,298		—	—	—

Healthcare coverage	14,906		—		—	—	—

Outplacement services	40,000	(2)	—		—	—	—

Accelerated vesting of defined contribution pension contributions	—		—		—	—	—

Pension enhancement	—		—		—	—	—

Enhanced SERP benefits	73,842	(3)	—		—	—	—

Total	2,067,332	(4)	1,185,068	(3)	548,807	321,047	59,008

(1)	Beginning with grants made in fiscal year 2014, retirement does not trigger accelerated vesting of performance-vested restricted shares and time-vested restricted shares.

(2)	Pursuant to our employment agreement with Mr. Lines, reimbursement of outplacement services is limited to a total amount of $40,000.

(3)

In the event of an involuntary termination without cause, or a voluntary termination for good reason following a change in control, the calculation of Mr. Lines’ SERP benefits would only take into account his base salary since April 1, 2016, resulting in an additional SERP benefit of $151,514 over what his SERP benefit would be if calculated using his historical base salary under the terms of the SERP.

(4)

Such amount takes into account limitations imposed by our employment agreements with Mr. Lines and Mr. Glajch, whereby certain amounts otherwise payable to Mr. Lines and Mr. Glajch upon termination following a change in control may be reduced in connection with limitations on deductibility by the Company for federal income tax purposes imposed by Section 280G of the Code.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of James R. Lines, our Chief Executive Officer.

For fiscal year 2019, the median of the annual total compensation of all employees of the Company (other than the Chief Executive Officer) was $62,800, and the annual total compensation of our Chief Executive Officer was $1,177,444. Based on this information, we reasonably estimate that the ratio of the annual total compensation of our Chief Executive Officer to the median annual total compensation of all other employees for fiscal year 2019 was 19 to 1.

To identify the median employee, we used the following methodology and material assumptions, adjustments and estimates:

•	As of January 1, 2019, the date we selected to identify the median employee, our employee population consisted of 368 individuals.

•	We selected Box 1, W-2 wages through January 1, 2019 as the compensation measure. We did not annualize the compensation of any employees who were not employed for the full year.

After we identified our median employee, we calculated the median employee’s annual total compensation for fiscal year 2019 in accordance with the requirements of the applicable Securities and Exchange Commission rules. For the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column for our “Fiscal Year 2019 Summary Compensation Table” included in this Proxy Statement. To calculate the pay ratio, we divided our Chief Executive Officer’s annual total compensation by our median employee’s annual total compensation.

DIRECTOR COMPENSATION

Director Compensation Programs

The Compensation Committee annually reviews and approves compensation for our independent directors. Mr. Lines, our President and Chief Executive Officer, is not an independent director under applicable NYSE and Securities and Exchange Commission rules and, therefore, he does not receive any additional compensation for services as a director. The compensation that we pay to Mr. Lines is disclosed in the Fiscal Year 2019 Summary Compensation Table.

We use a combination of cash and equity-based compensation to attract and retain our independent directors. As described below, independent director compensation consists of an annual cash retainer; an additional annual cash retainer for the Chairman of our Board of Directors and the chair of each committee of our Board of Directors; committee meeting fees; restricted stock awards; and stock options. We also reimburse our independent directors for reasonable expenses incurred in connection with their attendance at Board of Directors and committee meetings. We do not provide retirement benefits to our independent directors.

Cash Compensation

Each of our independent directors receives an annual fee of $15,000 for service on our Board of Directors. Additionally, each independent director receives a fee of $1,000 for each Board of Directors or committee meeting attended, except that if such meeting is held by telephone conference call or by unanimous written consent, the fee is reduced to $500. If our Board of Directors and/or one or more committees meet on the same day, a full meeting fee is paid for one meeting and one-half of the meeting fee is paid for each additional meeting attended that day.

The Chairman of our Board of Directors and each of our independent directors serving as a chairperson of committees of our Board of Directors receive additional fees for such service. For fiscal year 2019, the Chairman of our Board of Directors received an additional annual fee of $15,000, the Chairman of the Audit Committee received an additional annual fee of $6,000, the Chairperson of the Compensation Committee received an additional annual fee of $5,000 and the Chairman of the Nominating and Corporate Governance Committee received an additional annual fee of $3,000.

Options. Our independent directors are also eligible to participate in the Incentive Plan, pursuant to which they may be granted options to purchase shares of our common stock. No options were granted to our independent directors during fiscal year 2019.

Restricted Stock. Equity compensation awards to independent directors are made in the form of time-vested restricted stock awarded under the Incentive Plan. On May 30, 2018, the Compensation Committee awarded 955 shares of time-vested restricted stock, with a grant date fair market value of approximately $25,000 to each of our independent directors. The shares of restricted stock awarded to our independent directors vest on the first anniversary of the date of grant.

Stock Ownership Guidelines

In order to more closely align the interests of our independent directors with the interests of our stockholders, the Compensation Committee established minimum stock ownership guidelines that require our independent directors to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within specified time frames.

Under our stock ownership guidelines, our independent directors are required to own shares of our common stock valued at least 3.0 times their annual retainer. New independent directors are expected to achieve their ownership guidelines within five years of becoming subject to the guidelines. Our stock ownership guidelines also require our independent directors to retain 50% of the net shares they realize (after tax) when a restricted stock award vests or a stock option is exercised until they are in compliance with the guidelines. The Compensation Committee monitors the progress made by independent directors in achieving their stock ownership guidelines and, in its discretion, may modify the guidelines and/or time frames for some or all of our independent directors. As of the end of fiscal year 2019, all of our independent directors were in compliance with our stock ownership guidelines.

Fiscal Year 2019 Director Compensation Table

The following table shows information regarding the compensation of our independent directors serving for all or part of fiscal year 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	All Other Compensation ($)	Total ($)

James J. Barber	23,750	25,011	—	48,761

Alan Fortier	25,250	25,011	—	50,261

James J. Malvaso	39,500	25,011	—	64,511

Gerard T. Mazurkiewicz	24,750	25,011	—	54,761

Lisa M. Schnorr	28,250	25,011	—	53,261

Jonathan W. Painter	22,750	25,011	—	47,761

(1)

The amounts shown in this column represent the estimated grant date fair value of the shares of restricted stock granted to each independent director during fiscal year 2019. The value of each such restricted stock award is computed in accordance with FASB ASC Topic 718 on the same basis as disclosed in footnote (2) to the Fiscal Year 2019 Summary Compensation Table. Each independent director was granted 955 shares of restricted stock during fiscal year 2019 under the Incentive Plan.

The table below presents the aggregate number of unexercised stock option awards and unvested restricted stock awards outstanding for each of our independent directors serving at March 31, 2019.

Name	Stock Option Awards	Restricted Stock Awards

James J. Barber	—	955

Alan Fortier	—	955

James J. Malvaso	—	955

Gerard T. Mazurkiewicz	—	955

Jonathan W. Painter	—	955

Lisa M. Schnorr	—	955

PROPOSAL TWO:

ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as described in the Compensation Discussion and Analysis, accompanying compensation tables and related narrative discussion contained in this proxy statement. At the 2018 annual meeting, our stockholders expressed an overwhelming preference for this vote to occur on the annual basis recommended by our Board of Directors. This preference was subsequently adopted by our Board of Directors and we are providing our stockholders with an advisory vote this year. The next advisory vote will take place at our 2020 annual meeting of stockholders, and the next advisory vote regarding frequency of such votes will take place at our 2023 annual meeting of stockholders.

We encourage stockholders to carefully review the Compensation Discussion and Analysis section of this proxy statement for additional details on our executive compensation programs, including our compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers during fiscal year 2019. For your convenience, we have provided an executive summary in the first few pages of the Compensation Discussion and Analysis section that highlights information that we believe is particularly important in helping you decide how to vote on this proposal. You should also carefully review the tables that immediately follow the Compensation Discussion and Analysis, together with the related narrative disclosure and footnotes.

We are asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

As an advisory vote, this proposal is not binding upon our Board of Directors or our Compensation Committee. However, the Compensation Committee and our Board of Directors value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

Board Recommendation

Our Board of Directors unanimously recommends that stockholders vote FOR the following advisory resolution:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and related narrative discussions set forth in this proxy statement, is hereby approved.”

PROPOSAL THREE:

RATIFICATION OF THE SELECTION OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP served as our independent registered public accounting firm in fiscal year 2019. The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020, which we refer to as fiscal year 2020. This selection will be presented to our stockholders for ratification at the annual meeting. The Audit Committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

We have been advised by Deloitte & Touche LLP that a representative will be present at the annual meeting and that such representative will be available to respond to appropriate questions. Such representative will be given an opportunity to make a statement if he or she so desires.

Board Recommendation

Our Board of Directors unanimously recommends a vote FOR the proposal to ratify the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year 2020.

Fees Paid to Deloitte & Touche LLP

We paid the following fees to Deloitte & Touche LLP for fiscal year 2019 and for the fiscal year ended March 31, 2018, which we refer to as fiscal year 2018:

	Fiscal Year 2019	Fiscal Year 2018

Audit fees	$435,000	$405,000

Audit-related fees	18,936	50,001

Tax fees	—	—

All other fees	2,047	2,911

Total fees	$455,983	$457,912

Audit fees for each of fiscal year 2019 and fiscal year 2018 included fees associated with audits of our financial statements, audits of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and reviews of financial statements included in our quarterly reports on Form 10-Q.

Audit-related fees for fiscal year 2019 included out-of-pocket expenses. Audit-related fees for fiscal year 2018 included fees related to the review of the impairment test of goodwill and intangible assets, the impact of the new tax legislation and out-of-pocket expenses. All other fees for fiscal years 2019 and 2018 included the subscription fee for the Deloitte & Touche LLP Technical Library Research Tool.

The Audit Committee has determined that the provision of permitted non-audit services described above has not compromised the independence of Deloitte & Touche LLP.

The Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. The Audit Committee annually pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination as to whether permitted non-audit services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee, subject to reporting any such approvals at the next Audit Committee meeting.

The Audit Committee monitors the services rendered and actual fees paid to our independent registered public accounting firm quarterly to ensure that such services are within the scope of approval. All audit and permitted non-audit services for which Deloitte & Touche LLP was engaged were pre-approved by the Chairman of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of directors Mazurkiewicz (Chairman), Barber, Malvaso, Painter, and Schnorr each of whom our Board of Directors has affirmatively determined is independent pursuant to the listing standards of the NYSE and applicable Securities and Exchange Commission rules. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee’s charter, as last amended and restated by our Board of Directors effective May 2, 2014.

The Audit Committee oversees the Company’s financial reporting process on behalf of our Board of Directors and has other duties and functions as described in its charter.

Management has the primary responsibility for the Company’s financial statements and the reporting process. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended March 31, 2019 with management and the independent registered public accounting firm;

•

discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission;

•

received and discussed the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and

•	discussed with the Company’s independent registered public accounting firm its independence.

When evaluating Deloitte & Touche LLP’s independence, the Audit Committee discussed with Deloitte & Touche LLP any relationships that may impact such firm’s objectivity and independence. The Audit Committee has also considered whether the provision of permitted non-audit services by Deloitte & Touche LLP is compatible with maintaining such firm’s independence, and has satisfied itself with respect to Deloitte & Touche LLP’s independence from the Company and its management.

The Audit Committee discussed with the personnel responsible for the internal audit function and the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the personnel responsible for overseeing the internal audit function and with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors (and our Board of Directors has approved) that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended March 31, 2019 for filing with the Securities and Exchange Commission. The Audit Committee has also selected the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2020 and has submitted such selection for ratification by the stockholders at the Company’s annual meeting.

Audit Committee:

Gerard T. Mazurkiewicz, Chairman

James J. Barber

James J. Malvaso

Jonathan W. Painter

Lisa M. Schnorr

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our Audit Committee reviews all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants in advance for review and approval. Any existing related person transactions are reviewed at least annually by the Audit Committee. Any director or executive officer with an interest in a related person transaction is expected to recuse himself or herself from any consideration of the matter.

Although the Audit Committee has not established a written policy regarding the approval of related person transactions, when evaluating these transactions, the Audit Committee considers, among other factors:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount and type of transaction;

•	the importance of the transaction to the related person and to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the Committee deems appropriate.

To the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the NYSE and other relevant rules related to independence.

In addition, our Audit Committee also reviews all transactions between us and any entity with which an independent director or executive officer is an affiliate, taking into account the factors listed above as well as all other factors deemed appropriate by the Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below shows certain information, as of June 12, 2019, regarding the only persons known to us to be the beneficial owners of more than five percent of the outstanding shares of our common stock, with percentages based on 9,880,798 shares issued and outstanding.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class Beneficially Owned

BlackRock, Inc. (1) 55 East 52nd Street New York, New York 10055	681,923	6.90%

ArrowMark Colorado Holdings LLC (2) 100 Fillmore Street, Suite 325 Denver, Colorado 80206	702,017	7.10%

DePrince, Race & Zollo, Inc. (3) 250 Park Ave South, Suite 250 Winter Park, Florida 32789	570,399	5.77%

The Vanguard Group (4) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	516,580	5.23%

Thomson Horstmann & Bryant, Inc. (5) 501 Merritt 7 Norwalk, Connecticut 06851	719,272	7.28%

(1)

This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 9 to Schedule 13G filed with the SEC on February 4, 2019 by BlackRock, Inc. BlackRock, Inc. reports sole voting power with respect to 664,609 shares and sole dispositive power with respect to all 681,923 shares. As the parent holding company, BlackRock, Inc. reports beneficial ownership for securities acquired by the following of its subsidiaries: BlackRock Advisors, LLC; FutureAdvisor, Inc.; BlackRock Asset Management Canada Limited; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock Financial Management, Inc.; and BlackRock Investment Management, LLC.

(2)

This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 1 to the Schedule 13G filed with the SEC on February 14, 2019 by ArrowMark Colorado Holdings LLC (“ArrowMark”). ArrowMark, an investment adviser, reports sole voting and dispositive power with respect to all 702,017 shares.

(3)

This information as to the beneficial ownership of shares of our common stock is based on the Schedule 13G filed with the SEC on January 25, 2019 by DePrince, Race & Zollo, Inc. (“DePrince”). DePrince, an investment adviser, reports sole voting and dispositive power with respect to all 570,399 shares.

(4)

This information as to the beneficial ownership of shares of our common stock is based on the Schedule 13G filed with the SEC on February 11, 2019 by Vanguard Group, Inc. The Vanguard Group reports sole voting power with respect to 9,391 shares, sole disposition power with respect to 507,189 shares, and shared disposition power with respect to 9,391 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 9,391 shares as a result of its serving as investment manager of collective trust accounts.

(5)

This information as to the beneficial ownership of shares of our common stock is based on the Schedule 13G filed with the SEC on February 13, 2019 by Thomson Horstmann & Bryant, Inc. (“Thomson”). Thomson, an investment adviser, reports sole voting power with respect to 449,583 shares and sole dispositive power with respect to all 719,272 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The table below shows certain information, as of June 12, 2019, regarding shares of our common stock held by (1) each of our directors; (2) each our of named executive officers; and (3) all directors and named executive officers as a group.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percent of Class Beneficially Owned (1)(2)

Directors

James J. Barber, Ph.D.	19,995	(3)	—

Alan Fortier	24,260	(3)	—

James J. Malvaso	22,576	(3)	—

Gerard T. Mazurkiewicz	14,280	(3)	—

Jonathan W. Painter	7,860	(3)	—

Lisa M. Schnorr	7,860	(3)	—

Named Executive Officers

Jennifer R. Condame	28,918	(4)	—

Jeffrey F. Glajch	60,721	(5)	—

James R. Lines (6)	125,184	(7)	1.27%

Alan E. Smith	45,449	(8)	—

John N. Rice	10,373	(9)	—

All directors and executive officers as a group (11 persons)	367,476	(10)	3.71%

(1)

As reported by such persons as of June 12, 2019 with percentages based on 9,880,798 shares issued and outstanding except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which increases the number of shares owned by such person and the number of shares outstanding with respect to such person. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, regardless of whether such shares are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the other footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to all of the shares shown as owned by the stockholder.

(2)	We have omitted percentages of less than 1% from the table.

(3)	The amount shown for Dr. Barber, Mr. Fortier, Mr. Malvaso, Mr. Mazurkiewicz, Mr. Painter and Ms. Schnorr includes 2,450 shares of time-vested restricted stock.

(4)

The amount shown for Ms. Condame includes 2,799 shares of time-vested restricted stock and 8,260 shares of performance-vested restricted stock (assuming maximum achievement of performance criteria), and presently exercisable options to purchase 4,736 shares.

(5)

The amount shown for Mr. Glajch includes 6,398 shares of time-vested restricted stock and 18,878 shares of performance-vested restricted stock (assuming maximum achievement of performance criteria), and presently exercisable options to purchase 7,141 shares.

(6)	Mr. Lines is also a director.

(7)

The amount shown for Mr. Lines includes 16,105 shares of time-vested restricted stock and 45,782 shares of performance-vested restricted stock (assuming maximum achievement of performance criteria), and presently exercisable options to purchase 10,894 shares.

(8)

The amount shown for Mr. Smith includes 5,708 shares of time-vested restricted stock and 16,844 shares of performance-vested restricted stock (assuming maximum achievement of performance criteria), and presently exercisable options to purchase 6,059 shares.

(9)	The amount shown for Mr. Rice includes 2,990 shares of time-vested restricted stock and 6,982 shares of performance-vested restricted stock (assuming maximum achievement of performance criteria).

(10)

See the other footnotes to this table. The amount shown includes 48,700 shares of time-vested restricted stock, 96,746 shares of performance-vested restricted stock (assuming maximum achievement of performance criteria), and presently exercisable options to purchase 28,830 shares.

2020 ANNUAL MEETING OF STOCKHOLDERS

Proposals Submitted for Inclusion in Our Proxy Materials

We will include in our proxy materials for our 2020 annual meeting of stockholders any stockholder proposals that comply with Rule 14a-8 under the Exchange Act. Among other things, Rule 14a-8 requires that we receive such proposals not less than 120 days prior to the one-year anniversary of this proxy statement, or February 28, 2020. If the proposal is in compliance with all of the requirements set forth in Rule 14a-8 under the Exchange Act, we will include the stockholder proposal in our proxy statement and place it on the form of proxy issued for the 2020 annual meeting. Stockholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.

Stockholder Nominations of Directors

Pursuant to our amended and restated by-laws, no nominations for directors shall be acted upon at the annual meeting except for those made by the Nominating and Corporate Governance Committee and those made by stockholders of record upon timely notice in writing to our Corporate Secretary. To be considered timely, notice must be received by us no earlier than 120 days and no later than 90 days prior to the one-year anniversary of the previous year’s annual meeting. Thus, for the 2020 annual meeting of stockholders, we must receive the notice between April 9, 2020 and May 9, 2020. The notice must contain all information, including the completed questionnaire, referenced in our by-laws. Stockholder notice of nominations for directors should be mailed to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020. You may obtain a copy of our by-laws by writing to the Corporate Secretary at the address above.

Other Meeting Business

Pursuant to our amended and restated by-laws, items of business that are proposed outside of the process pursuant to Rule 14a-8 under the Exchange Act as described above, may properly be brought before the 2020 annual meeting of stockholders only if we receive notice of such business no earlier than 120 days and no later than 90 days prior to the one-year anniversary of our 2019 annual meeting. Thus, for the 2020 annual meeting of stockholders, we must receive notice of business that is not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act between April 9, 2020 and May 9, 2020. The notice must be in accordance with and contain all information provided for in our by-laws and such business must be a proper matter for stockholder action under the General Corporation Law of Delaware. We will not permit business that does not comply with the foregoing notice requirement to be brought before the 2020 annual meeting of stockholders. Stockholder business that is not submitted for inclusion in our proxy statement pursuant to Rule 14a-8 should be mailed to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020. You may obtain a copy of our by-laws by writing to the Corporate Secretary at the address above.

OTHER MATTERS

Our Board of Directors does not know of any other matters that may be presented for action at the 2019 annual meeting. Should any other matters come before the annual meeting, however, the persons named as proxies will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

James R. Lines
President and Chief Executive Officer

Dated: June 27, 2019

APPENDIX A

RECONCILIATION OF NON-GAAP MEASURE

In this Proxy Statement, we provide information regarding EBITDA and EBITDA margin, non-GAAP financial measures. Our industry peers may provide similar supplemental non-GAAP information, although they may not use the same or comparable terminology and may not make identical adjustments. We believe that these non-GAAP measures represent an important internal measure of performance. We provide these measures to help in understanding our operating performance. In addition, our credit facility contains ratios based on EBITDA.

The following table reconciles the most directly comparable GAAP measure of Net Income to EBITDA for the twelve months ended March 31, 2019 and March 31, 2018:

EBITDA Reconciliation - Unaudited

(amounts in thousands)

	Year Ended March 31,
	2019	2018

Net (Loss)/Income	$(308)	(9,844)

+Net interest income	(1,450)	(594)

+Income taxes	163	(3,010)

+Depreciation & amortization	2,205	2,222

EBITDA	$610	(11,226)

EBITDA margin %	0.7%	(14.5%)

A-1

GRAHAM CORPORATION 20 FLORENCE AVENUE BATAVIA, NY 14020

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Tuesday, August 6, 2019 (the day before the meeting date). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Tuesday, August 6, 2019 (the day before the meeting date). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E80718-P26445             KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GRAHAM CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote “FOR” the following:
1.	Election of Directors	☐	☐	☐

Nominees:
01) James J. Malvaso
02) Jonathan W. Painter

The Board of Directors recommends you vote “FOR” proposals 2 and 3:						For	Against	Abstain

2.	To approve, on an advisory basis, the compensation of our named executive officers.					☐	☐	☐

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020.					☐	☐	☐

NOTE: In their discretion, and in accordance with applicable law, the named proxies may vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The 2019 Annual Meeting of Stockholders of Graham Corporation will be held on Wednesday, August 7, 2019, at 11:00 a.m., Eastern Time, at our principal executive offices located at 20 Florence Avenue, Batavia, New York 14020, for the following purposes:

1.	to elect as Directors the two nominees named in the proxy statement;

2.	to approve, on an advisory basis, the compensation of our named executive officers;

3.	to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020; and

4.	to transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Our Board of Directors has fixed the close of business on June 12, 2019 as the record date for determining the stockholders who are entitled to receive notice of and to vote at the Annual Meeting as well as at any adjournment of the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

James R. Lines

President and Chief Executive Officer

June 27, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report/Form 10-K are available at www.proxyvote.com.

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E80719-P26445

GRAHAM CORPORATION

Annual Meeting of Stockholders

August 7, 2019 11:00 A.M.

This proxy is solicited by the Board of Directors and each matter to be voted on at the

Annual Meeting has been proposed by the Board of Directors of the Company.

The undersigned hereby appoints James J. Malvaso and James R. Lines, or either of them, each with power of substitution, as proxies to attend the Annual Meeting of Stockholders of Graham Corporation to be held at our principal executive offices located at 20 Florence Avenue, Batavia, New York 14020, on August 7, 2019 at 11:00 A.M., Eastern Time, and any adjournment thereof, and to vote as directed by the undersigned on the reverse side of this proxy, the number of shares the undersigned would be entitled to vote if personally present at such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE TWO DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3.

Continued and to be signed on reverse side.